SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to 240.14a-12

UNITED RETAIL GROUP, INC. (Name of Registrant as Specified In Its Charter) __________________________________ (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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United Retail Group, Inc.

365 West Passaic Street

Rochelle Park, New Jersey 07662

May 2, 2006

Dear Stockholder:

I wish to extend a cordial invitation to the 14th Annual Meeting of the stockholders of United Retail Group, Inc., which will be held at the Marriott Glenpointe Hotel, 100 Frank W. Burr Blvd., Teaneck, New Jersey 07666 (telephone no. 201-836-0600), on May 26, 2006 at 11 o’clock in the morning.

Formal notice of the Annual Meeting and the Proxy Statement are contained on the following pages. The Annual Report of the Company for 2005, including the Annual Report on Form 10-K, is enclosed. I urge that you read the Proxy Statement and the Annual Report and then cast your vote on the accompanying proxy.

Please be sure to mark, date, sign and return the proxy promptly, so that your shares will be represented at the meeting.

I look forward to greeting you at the meeting, reporting on the Company’s business and outlook, hearing your views and answering your questions.

Sincerely yours,

/s/ RAPHAEL BENAROYA

Raphael Benaroya
Chairman

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IMPORTANT: To ensure the presence of a quorum at the meeting, it is important that your stock be represented, whether or not you plan to attend. Please mark, date and sign the accompanying proxy and return it promptly in the enclosed postpaid envelope. This proxy is solicited by the Board of Directors of the Company.

UNITED RETAIL GROUP, INC.

365 West Passaic Street

Rochelle Park, New Jersey 07662

(201) 909-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 2, 2006

The 14th Annual Meeting of the stockholders of United Retail Group, Inc. will be held at the Marriott Glenpointe Hotel, 100 Frank W. Burr Blvd, Teaneck, New Jersey 07666 (telephone no. 201-836-0600), on May 26, 2006, at 11 o’clock in the morning, for the following purposes:

•	electing nine directors;
•	approving the adoption of the 2006 Equity-Based Compensation and Performance Incentive Plan
•	transacting any and all other business that may properly come before the meeting.

A list of stockholders may be examined during business hours during the 10 days preceding the date of the Annual Meeting of Stockholders either at the meeting site or the address listed on the letterhead above.

The Board of Directors fixed April 19, 2006 as the record date for the determination of stockholders entitled to vote at this meeting and only stockholders of record on that date shall be entitled to vote.

By Order of the Board of Directors,

/s/ KENNETH P. CARROLL

Kenneth P. Carroll
May 2, 2006	Secretary

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UNITED RETAIL GROUP, INC.

365 West Passaic Street

Rochelle Park, New Jersey 07662

PROXY STATEMENT

Dated May 2, 2006

ANNUAL MEETING OF STOCKHOLDERS

May 26, 2006

The accompanying proxy is solicited by the Board of Directors of United Retail Group, Inc. (the “Company”) to be voted at the Annual Meeting of Stockholders to be held May 26, 2006 and any adjournments thereof. When the proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted “FOR” both election of the nominees named in this Proxy Statement and approval of the adoption of the 2006 Equity-Based Compensation and Performance Incentive Plan.

Any stockholder giving a proxy, however, has the power to revoke it prior to its exercise by notice of revocation to the Company in writing or by execution of a subsequent proxy (provided that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken) or by voting in person at the Annual Meeting. If a stockholder wishes to give a proxy to someone other than the individuals named as proxies in the enclosed form of proxy, he or she may cross out the names of the proxies appearing in the enclosed proxy, insert the name(s) of some other person(s), initial the insertion and sign and date the proxy for use at the meeting place by the named person(s).

However, if you are a Company associate who owns stock through the Retirement Savings Plan or the Employee Stock Purchase Plan, in lieu of a proxy a form instructing the trustee how to vote the shares on your behalf is enclosed.

If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the record date for voting, April 19, 2006.

The shares entitled to vote at the meeting consist of shares of Common Stock of the Company, with each share entitling the holder of record to one vote. At the close of business on April 19, 2006, the record date for the Annual Meeting, there were outstanding 13,473,950 shares of Common Stock. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about May 2, 2006.

A table of contents appears on the last page of this Proxy Statement.

ELECTION OF DIRECTORS

Nominees

Nine nominees for the Board of Directors of the Company will be elected at the 14th Annual Meeting of Stockholders for a term expiring at the Annual Meeting of Stockholders in 2007 or until their successors are elected and qualified. In the event any of the nominees shall be unable to serve as a Director, it is intended that the proxies will be voted for the election of a person nominated by the Board of Directors in substitution. The Company has no reason to believe that any nominee for the Board of Directors will be unable to serve as a Director if elected.

Stockholders who wish to nominate persons for election as Directors do so by a notice of nomination to the Secretary of the Company delivered or mailed and received not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders.

No person may be elected as a Director unless nominated by a stockholder in the manner described above or by the Board of Directors.

The election inspectors appointed for the 14th Annual Meeting of Stockholders will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Election of directors will be determined by a plurality of the votes cast at the Annual Meeting on the election of directors.

Proxies that withhold authority to vote and broker non-votes, if any, will be counted only for quorum purposes and will have no effect on the vote for the election of Directors.

Business and Professional Experience

The nine nominees, all of whom have been proposed by the Board of Directors, are listed below.

Mr. Raphael Benaroya, age 58, has been the Chairman of the Board, President and Chief Executive Officer of the Company and its predecessor businesses at The Limited, Inc. for more than 20 years. (He is also the Managing Director of American Licensing Group, LP, a consumer goods brand-consulting firm.) Previously, he was an Executive Vice President of Jordache Enterprises, Inc., an apparel manufacturer, from 1984 to 1982. Earlier, he was an officer of the Izod Lacoste Division of General Mills, Inc., rising to the position of Executive Vice President. Mr. Benaroya is also a director of Russ Berrie and Company, Inc.

Mr. George R. Remeta, age 56, has been an officer of the Company and its predecessor businesses for more than 20 years, most recently as the Vice Chairman of the Board and Chief Administrative Officer of the Company. Previously, he was Vice President of Management Information Systems of The Great A & P Tea Company.

Mr. Joseph A. Alutto, age 65, a Director of the Company since December 1992, has been Executive Dean of the Professional Colleges at Ohio State University since 1998, as well as Dean of the Max M. Fisher School of Business at Ohio State University since 1991. Previously, he was Dean of the School of Management at the State University of New York at Buffalo from 1990 to 1976. Mr. Alutto has been active as a consultant on management training, including service as a member of the U.S. Department of Commerce Advisory Board on Management Training in The People’s Republic of China from 1991 to 1985. Mr. Alutto is also a director of M/I Homes, Inc., a builder of single family residences, and Nationwide Financial Services, Inc.

Mr. Joseph Ciechanover, age 72, a Director of the Company since May 1995, has been President of The Challenge Fund-Etgar L.P., a venture capital fund, since 1995. Previously, he was Chairman of the Board of El Al Israel Airlines, Ltd. from 2001 to 1995. Earlier, he was Chairman of Israel Discount Bank Ltd., a commercial bank in Israel with a subsidiary in the United States, from 1993 to 1985. From 1994 to 1980, he was also President of PEC Israel Economic Corp., a holding company listed on the New York Stock Exchange with interests in various industries, principally in Israel. Mr. Ciechanover is also a director of Nova Measuring Instruments Ltd., as well as two companies listed on the Tel Aviv Stock Exchange, Aspen Building Ltd. and Harel Hamishmar Insurance Co.

Mr. Ross B. Glickman, age 57, has been a senior executive of Urban Retail Properties Co., a nationwide real estate developer and third-party real estate manager, since 1991, serving as Chairman and Chief Executive Officer since 2001.

Mr. Michael Goldstein, age 64, a Director of the Company since May 1999, has been Chairman of the Toys “R” Us Childrens’ Fund, a charitable foundation, since June 2001. Previously, he was Chairman of the Board of Toys “R” Us, Inc., a retail store chain, from 2000 to 1998 and was Chief Executive Officer of that company from January 2000 to September 1999 and for several years prior to 1999. Mr. Goldstein is also a director of Finlay Enterprises, Inc., 4 Kids Entertainment, Inc., Martha Stewart Living Omnimedia, Inc., Medco Health Solutions, Inc. and Pacific Sunwear of California, Inc.

Mr. Ilan Kaufthal, age 58, a Director of the Company since December 1992, has been a Vice Chairman of Bear, Stearns & Co., Inc., an investment banking firm, since May 2002. Previously, Mr. Kaufthal was an executive at Schroder Wertheim & Co., Incorporated, an investment banking firm, since 1987, rising to the position of a Vice Chairman. Earlier, he was an Executive Vice President and Chief Financial Officer of NL Industries, Inc., a manufacturer of chemical products. Mr. Kaufthal is also a director of Cambrex Corporation and Russ Berrie and Company, Inc.

Mr. Vincent P. Langone, age 63, a Director of the Company since February 1994, has been the President and Chief Executive Officer and a member of the Board of Directors of Pregis Corporation, a leading multinational packaging company with annual sales of approximately $900 million and factories in 15 countries, since February 2006. Previously, he was President and Chief Executive Officer of Interbuild International, Inc., a consulting and equity investment company, from 2005 to 2002. Earlier, he was Chairman of the Board and Chief Executive Officer of Formica Corporation, a manufacturer of Formica® brand laminate, since 1998. (In March 2002, Formica Corporation filed for protection under Chapter 11 of the Federal Bankruptcy Code.)

Richard W. Rubenstein, Esq., age 61, a Director of the Company since December 1991, has been a partner at Squire, Sanders & Dempsey, a law firm, since 1994. Previously, he was managing partner at Schwartz, Kelm, Warren & Rubenstein, a law firm.

Information Concerning the Board of Directors

The Company’s Board of Directors held nine meetings in Fiscal 2005. During Fiscal 2005, all of the Directors attended 75% or more of the total number of meetings of the Board and of committees of the Board on which they served. Most meetings of the Board include an executive session composed only of independent Directors.

The non-management Directors are responsible for succession planning with respect to the Chief Executive Officer and review the succession plan annually in the absence of the management Directors.

It is the Company’s policy to encourage Directors to attend the annual meeting of stockholders. All the Directors attended the 13th Annual Meeting of Stockholders.

Information Concerning the Audit Committee

Among other things, the Audit Committee of the Board retains the independent registered public accounting firm for the Company and oversees the audit of the Company’s annual financial statements. See, “Audit Committee Report” for the Directors who served on the Audit Committee in Fiscal 2005. The members of the Audit Committee are independent, as that term is defined in Rule 4200(a)(15) of The NASDAQ Stock Market and Rule 10A-3 (b) (1) (ii) under the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee held twelve meetings in Fiscal 2005. The written charter for the Audit Committee was attached as Appendix “A” to the Proxy Statement for the 2004 Annual Meeting of Stockholders and is available at www.sec.gov.

Information Concerning the Compensation Committee

Among other things, the Compensation Committee of the Board recommends officers’ cash compensation to the Board and grants employee stock options. See, “Compensation Committee Report” for the Directors who served on the Compensation Committee in Fiscal 2005. The Compensation Committee held six meetings in Fiscal 2005.

Information Concerning the Nominating Committee

Among other things, the Nominating Committee of the Board recommends to the Board a slate of suitable persons for nomination as Directors of the Company. Mr. Rubenstein, as Chairman of the Committee, and Mr. Langone have served on the Committee from before Fiscal 2005 to date. Both meet the standards in Rule 4200(a)(15) of The NASDAQ Stock Market for an independent Director. (Mr. Kaufthal also served on the Committee during fiscal 2005 and qualified as independent.) The Nominating Committee held five meetings in Fiscal 2005.

The Board’s nominees for election as Directors at the 14th Annual Meeting of Stockholders were recommended by the Nominating Committee earlier in fiscal 2006. The nominee in addition to the incumbent Directors, Ross B. Glickman, was initially recommended by the Chairman of the Nominating Committee. The charter for the Nominating Committee was attached as Appendix “B” to the Proxy Statement for the 2004 Annual Meeting of Stockholders and is available at www.sec.gov. It is not available on the Company’s website.`

The Nominating Committee oversees a formal evaluation process to assess the composition and performance of the Board and each committee on an annual basis. The assessment is conducted to ensure the Board and committees are effective and productive and to identify opportunities for improvement. As part of the process, each Director completes a detailed and thorough questionnaire. While results are aggregated and summarized for discussion purposes, individual responses are not attributed to any Director and are kept confidential to ensure that honest and candid feedback is received. The Nominating Committee reports annually to the full Board with its assessment.

Director Compensation

Each Director who is not employed by the Company receives a $2,000 quarterly retainer, $4,000 for each Board meeting that he attends and $1,000 for each day on which he attends one or more committee meetings. Also, a Director receives an extra $1,000 if he chairs a committee meeting.

Under stockholder approved stock option plans, each Director not employed by the Company has annually received an award of nonqualified options to purchase 5,000 shares of Common Stock exercisable at the market price on the date of grant for a term of 10 years. Each option becomes exercisable as to 20% of the shares on completion of each full year of service as a Director after the date of grant, provided, however, that each option becomes fully exercisable in the event that the Company enters into certain transactions, including certain mergers or the sale of all or substantially all of the Company’s assets, and becomes fully exercisable upon retirement from the Board in the discretion of the Compensation Committee of the Board.

In addition, in Fiscal 2005, each nonmanagement Director received an annual award under the Company’s Stock Appreciation Rights (“SAR”) Plan that provides for cash payments by the Company when the Director exercises stock options granted that year and receives shares of Common Stock. The payment will be an amount equivalent to twice the equity in the corresponding option that is being exercised, that is, the excess of the then current market price of the shares issued over the exercise price paid by the Director. Half of the payment will be due immediately and half will be deferred, generally until 10 years after the grant date.

All Directors and their immediate families are eligible to receive discounts on purchases of Company products equivalent to the discount that is available to Company associates generally.

The Company reimburses Directors for travel and lodging expenses in connection with Board and Committee meetings.

In Fiscal 2005, Mr. Rubenstein’s law firm brought to a successful conclusion certain earlier assignments from the Company, principally in obtaining dismissal with prejudice of a patent infringement suit against the Company. The legal fees for winding these matters up in Fiscal 2005 were less than $1,000. In Fiscal 2005, Mr. Rubenstein satisfied the independence standards in Rule 4200(a)(15) of The NASDAQ Stock Market because the legal fees were not material. However, in order to avoid even the possibility of a perception that Mr. Rubenstein will not be fully independent as a Director, he has asked the Company not to consider his law firm for legal assignments in the future.

Director Guidelines

a)      Change of Status. In the event a non-management Director changes employers or significantly reduces job responsibilities, the Director shall submit to the Secretary of the Company a letter of resignation, subject to Board acceptance. The Nominating Committee will consider the non-management Director’s offer of resignation and will recommend to the Board the action to be taken. The Board shall act promptly with respect to each such letter of resignation and shall promptly notify the Director concerned of its decision.

(b)    Stock Ownership. Each non-management Director will hold stock of the Company worth at least three times the annual base retainer before the later of the end of fiscal 2007 and the third anniversary of joining the Board. The “in-the-money” value of vested options and stock appreciation rights will not be counted toward meeting this stock ownership requirement. The calculation of the number of shares shall be as of February 24, 2006 or subsequent date of first election. Once established, the number of shares required to be held shall not change as a result of fluctuations in stock price.

(c)     Other Company Directorships. Directors may not serve on more than six for profit public boards and may not serve on a board of a company with a significant competitive line of products.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 28, 2006, certain information with respect to the beneficial ownership of shares of United Retail Group, Inc. Common Stock of the Chief Executive Officer of the Company, the four most highly compensated executive officers of the Company in Fiscal 2005 other than the Chief Executive Officer (see, “Executive Compensation-Summary Compensation Table”), each incumbent Director, the additional nominee for election to the Board and all officers and Directors as a group, and their percentage ownership. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated. All information was determined in accordance with Rule 13d-3 under the Exchange Act based on information furnished by the persons listed and giving effect to stock options that will be exercisable as of July 1, 2006, assuming none are exercised before then.

Name of Beneficial Owner or Identity Group	Amount of Beneficial Ownership	Percent of Outstanding Shares
Mr. Raphael Benaroya(1)	2,483,202	17.9%
Mr. George R. Remeta(2)	542,039	4.0%
Kenneth P. Carroll, Esq.(3)	220,596	1.6%
Mr. Paul D. McFarren(4)	17,000	*
Mr. Jon Grossman(5)	21,000	*
Mr. Joseph A. Alutto(6)	36,290	*
Mr. Joseph Ciechanover(7)	31,100	*
Mr. Michael Goldstein (8)	21,900	*
Mr. Ilan Kaufthal(9)	141,400	1.0%
Mr. Vincent P. Langone(6)(10)	59,400	*
Richard W. Rubenstein, Esq.(11)	37,600	*
Mr. Ross B. Glickman	0

All Officers and Directors as a group	2,648,870	26.5%
(25 persons) (12)

___________________

(1)

Includes 362,000 shares which may be acquired by the exercise of stock options. Mr. Benaroya has the sole right to vote and dispose of the outstanding shares except that the shares are pledged to secure repayment of indebtedness in connection with a margin account at a stock broker. Excludes 54,500 shares held by a private charitable foundation, as to which he disclaims beneficial ownership.

(2)	Includes 200,000 shares which may be acquired by the exercise of stock options.
(3)

Includes 106,000 shares which may be acquired by the exercise of stock options. Mr. Carroll has the sole right to vote and dispose of the outstanding shares except that the shares are pledged to secure repayment of indebtedness in connection with a margin account at a stock broker.

(4)	Consists of 17,000 shares which may be acquired by the exercise of stock options.
(5)	Includes 11,000 shares which may be acquired by the exercise of stock options.
(6)	Includes 23,400 shares which may be acquired by the exercise of stock options.
(7)	Includes 22,200 shares which may be acquired by the exercise of stock options.
(8)	Includes 17,400 shares which may be acquired upon the exercise of stock options.
(9)

Includes 20,400 shares which may be acquired by the exercise of stock options. The outstanding shares are held jointly with his wife. Excludes shares held by Bear Stearns & Co., Inc., of which Mr. Kaufthal is a Vice Chairman, and as to which he disclaims beneficial ownership, and 5,000 shares held by a private charitable foundation, as to which he disclaims beneficial ownership.

(10)	Also includes 400 shares held by a partnership, as to which he disclaims beneficial ownership.
(11)	Includes 37,400 shares which may be acquired by the exercise of stock options.
(12)	Includes 970,400 shares which may be acquired by the exercise of stock options.

* Less than one percent.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (1) with respect to the fiscal year indicated.

SUMMARY COMPENSATION TABLE
Name and Principal Positions	Year	Annual Compensation (2) Salary Bonus(3)		Long-Term Compensation Awards Securities Underlying Options (4) (numbers of shares)	All other Compensation
Mr. Raphael Benaroya, Chairman of the Board, President and Chief Executive Officer(5)	2005 2004 2003	$590,000 $590,000 $590,000	$708,000 -0- -0-	-0- -0- -0-	$124,000 $ 92,000 $ 77,000

Mr. George R. Remeta, Vice Chairman of the Board, Chief Administrative Officer and Director(6)	2005 2004 2003	$519,000 $500,000 $485,000	$519,000 -0- -0-	-0- -0- -0-	$ 72,000 $ 49,000 $ 44,000

Mr. Paul D. McFarren, Senior Vice President- Chief Information Officer(7)	2005 2004 2003	$310,000 $300,000 $290,000	$186,000 $ 20,000 $ 12,000	-0- -0- 15,000	$ 13,000 $ 54,000 $ 51,000

Kenneth P. Carroll, Esq., Senior Vice President -General Counsel(8)	2005 2004 2003	$309,000 $298,000 $289,000	$247,000 $ 10,000 -0-	-0- -0- 30,000	$ 31,000 $ 45,000 $ 22,000

Mr. Jon Grossman, Vice President-Finance(9)	2005 2004 2003	$185,000 $181,000 $177,000	$ 93,000 $ 10,000 $ 8,000	-0- -0- 5,000	$ 20,000 $ 15,000 $150,000

______________________

Footnotes on following page.

(1)	Certain executive officers of subsidiaries of the Company are more highly compensated than certain officers of the Company.
(2)

The amounts shown are rounded and include deferred compensation but do not include the value of perquisites and other personal benefits and premiums paid by the Company for supplemental disability insurance coverage, the value of all of which for each named officer did not exceed the lesser of $50,000 or 10% of the aggregate salary and bonus compensation for such officer. Perquisites for each of Messrs. Benaroya, Remeta and Carroll included exclusive use of a Company car free of charge for both business and personal purposes.

(3)	The amounts shown are rounded and include payments as a bonus in a subsequent year for services rendered in the year indicated.
(4)

The Company had no long-term compensation plans for its executive officers other than stockholder approved plans which provided for options to purchase shares of Common Stock at the current market price per share of Common Stock on the date of grant by the Compensation Committee of the Board.

(5)

The Salary is the amounts drawn and deferred. An additional amount otherwise payable under the Employment Agreement between Mr. Benaroya and the Company was waived by him voluntarily. See, “Employment Agreements.” All Other Compensation in 2005 includes (i) total Company contributions of approximately $82,000 to Mr. Benaroya’s accounts under the Retirement Savings Plan (“RSP”) and Supplemental Retirement Savings Plan (“SRSP”) (see, “Retirement Savings Plans), (ii) approximately $28,000 premiums paid by the Company for supplemental term life insurance, (iii) an income tax “gross up” of approximately $11,000 to neutralize the tax effect of premiums paid by the Company for supplemental disability insurance coverage and (iv) an allowance for business use of a personal cell phone of approximately $3,000.

(6)

All Other Compensation in 2005 includes (i) total Company contributions of approximately $59,000 to Mr. Remeta’s accounts under the RSP and SRSP, (ii) approximately $8,000 premiums paid by the Company for supplemental term life insurance, (iii) an income tax “gross up” of approximately $4,000 and (iv) an allowance of approximately $1,000 for business use of a personal cell phone.

(7)

The options are incentive stock options exercisable at prices ranging from $2.25 to $3.45 for a term of 10 years with five year vesting. Vesting of options is subject to acceleration in accordance with the provisions of the pertinent Stock Option Plan. All Other Compensation in 2005 consists of (i) a car allowance of approximately $9,000, (ii) Company contributions of approximately $2,000 to Mr. McFarren’s accounts under the RSP and SRSP, (iii) an income tax “gross up” of approximately $1,000 and (iv) an allowance of approximately $1,000 for business use of a personal cell phone.

(8)

The options are incentive stock options exercisable at a price of $1.80 for a term of 10 years with five year vesting. Vesting of options is subject to acceleration in accordance with the provisions of the pertinent Stock Option Plan and the Employment Agreement between the Company and Mr. Carroll. All Other Compensation in 2005 consists of (i) Company contributions of approximately $29,000 to Mr. Carroll’s accounts under the RSP and SRSP, (ii) an income tax “gross up” of approximately $1,000 and (iii) an allowance of approximately $1,000 for business use of a personal cell phone.

(9)

The options are incentive stock options exercisable at a price of $2.25 for a term of 10 years with five year vesting. Vesting of options is subject to acceleration in accordance with the provisions of the pertinent Stock Option Plan. All Other Compensation in 2005 consists of (i) Company contributions of approximately $18,000 to Mr. Grossman’s accounts under the RSP and SRSP, (ii) an income tax “gross up” of approximately $1,000 and (iii) an allowance of approximately $1,000 for business use of a personal cell phone.

Employment Agreements

The Company has Employment Agreements with Messrs. Benaroya, Remeta and Carroll, dated as of September 3, 2004, which, as amended, have contractual terms ending on September 3, 2010. Under the Employment Agreements, annual base salaries for Fiscal 2006 are approximately $737,000 for Mr. Benaroya, $538,000 for Mr. Remeta and $320,000 for Mr. Carroll. (However, Mr. Benaroya is presently deferring and drawing salary at a total annual rate of only $625,000, while reserving the right to increase his salary prospectively to the base salary payable under the terms of his Employment Agreement.) Under the Employment Agreements, annual base salaries are adjusted for inflation. (Mr. Benaroya waived payment of base salary totaling approximately $580,000 that was due him under contractual terms in recent years.) The Agreements also provide for the award of semi-annual bonuses (“Incentive Compensation Bonuses”) with respect to each Spring merchandising season and each Fall merchandising season based on meeting or exceeding seasonal earnings targets. The potential Incentive Compensation Bonus ranges from nothing to a specified maximum percentage of the officer’s base salary. The potential bonus ranges up to 120% of seasonal base salary for Mr. Benaroya, up to 100% for Mr. Remeta and up to 80% for Mr. Carroll.

If the Company terminates the employment of Mr. Benaroya, Mr. Remeta or Mr. Carroll without cause (as defined in his Employment Agreement) before the end of the contractual term, the Company must: (a) pay him severance pay in addition to accrued salary and benefits, (b) continue insurance benefits for the remainder of the contractual term, that is, until September 3, 2010, and (c) provide exclusive use of a Company car for three years after termination.

Severance pay for Mr. Benaroya is (x) an amount equal to three times the sum of (i) then current contractual annual base salary, whether or not a lesser amount is being deferred and drawn, plus (ii) 60% of annual base salary plus (iii) $20,000, (y) a pro-rata Incentive Compensation Bonus for the season in which termination occurs and (z) a tax gross-up (“Excise Tax Gross-Up”) which reimburses him for any federal excise taxes owed to the extent that Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), applies to the payments. Severance pay for Mr. Remeta is (x) an amount equal to three times the sum of (i) annual base salary plus (ii) 50% of annual base salary plus (iii) $4,000, (y) a pro-rata Incentive Compensation Bonus for the season in which termination occurs and (z) an Excise Tax Gross-Up. Severance pay for Mr. Carroll is (x) an amount equal to three times the sum of (i) annual base salary plus (ii) 40% of annual base salary, (y) a pro-rata Incentive Compensation Bonus for the season in which termination occurs and (z) an Excise Tax Gross-Up.

If Mr. Benaroya, Mr. Remeta or Mr. Carroll resigns his employment within 10 business days after first receiving notice of change of control (as defined in his Employment Agreement) of the Company, the Company must:    (a) pay him, in addition to accrued salary and benefits, (i) an amount equal to three times the sum of (1) the then current contractual annual base salary plus (2) $20,000 in the case of Mr. Benaroya and $4,000 in the case of Mr. Remeta, (ii) a pro-rata Incentive Compensation Bonus for the season in which resignation occurs and (iii) an Excise Tax Gross-Up, (b) continue insurance benefits for the remainder of the original contract term, that is, until September 3, 2010, and (c) provide exclusive use of a Company car for three years after such resignation occurs.

The Employment Agreements also contain covenants not to compete during employment or afterwards for a stated period. The officers are expressly under no obligation to seek other employment during the noncompetition period, and there would be no offset against any amounts due to them on account of any subsequent permitted employment. The officers are also obligated not to disclose confidential information at any time during or after employment.

The Employment Agreements were filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2004, which is available at www.sec.gov.

Retirement Savings Plans

The Company has a profit-sharing plan qualified under the Code, the Retirement Savings Plan (the “RSP”), in which all employees who have completed one year of service are eligible to participate. Each participant is entitled to direct that a contribution of 1%, 2% or 3% of his compensation be made under the RSP as a basic contribution that reduces his compensation under the Code. (For Mr. Benaroya, the percentage is applied to his contractual rate of base salary, regardless of whether he defers or draws a lesser amount.) For each participant who makes a basic contribution, the Company makes a matching cash contribution equal to one-half of the basic contribution or such greater or lesser amount as the Company may determine in its sole discretion, provided, however, that in no event shall the matching contribution for a participant exceed certain maximum limits imposed by governmental regulations applicable to qualified plans. All contributions made by the Company are for the exclusive benefit of participants and vest incrementally after specified years of service with the Company.

The Company also has a nonqualified supplemental retirement plan (the “SRSP”). Under the SRSP the Company makes cash contributions to a separate trust fund equal to the amount of contributions that it otherwise would have made pursuant to the terms of the RSP but which were disallowed by governmental regulations limiting contributions to qualified plans. The Company also makes cash retirement contributions to the trust fund under the SRSP equal to 6% of each participant’s salary (the contractual annual base pay in the case of participants with an employment contract) and bonus, provided, however, that the Company may contribute a greater or lesser amount in its sole discretion and provided, further, that retirement contributions to the SRSP are limited to employees who earn $100,000 per annum or more and who were employed by the Company before 1993. Messrs. Benaroya, Remeta, Carroll and Grossman are the beneficiaries of retirement contributions under the SRSP. See, the pertinent footnotes to the “Summary Compensation Table.”

COMPENSATION COMMITTEE REPORT

To the stockholders:

Compensation Program Objective

The principal objective of the Company’s Fiscal 2005 executive compensation program was to motivate officers and other senior managers to maximize the Company’s consolidated annual operating results and to position the business for the long term and thereby to increase stockholder returns. The program was intended to be competitive and thereby to encourage associates to remain in the Company’s employ. Further, while the program was designed to be equitable, it also permitted recognition of extraordinary individual business initiatives and contributions to the business. (Prior to Fiscal 2005, long term incentives had been provided to all the Company’s officers in the form of stock option grants that remained outstanding.)

The principal components of the executive compensation program for Fiscal 2005 were:

•	competitive base salary with merit increases for certain associates for achieving operational improvements and completing projects of a short or long term nature
•

formula-based cash bonus grants (the “Incentive Compensation Program”) for achieving a pre-determined seasonal (six-month) target for operating results, either for the participant’s business segment or for the Company on a consolidated basis, depending on the scope of the participant’s responsibilities (based upon the extent to which the pre-established financial goals are achieved, the amount of performance-based incentive compensation earned can range from zero to a maximum payout, determined on a case by case basis by the Committee, ranging from 40% to 120% of seasonal base salary for officers)

•

individual merit bonus grants to selected officers for extraordinary individual accomplishments; the Company’s Chief Executive Officer and Chief Administrative Officer are not eligible to participate in this program

•

stock options exercisable at fair market value on the date action was taken by the Committee to award them and vesting in equal installments over five years of employment (see, “Aggregate Option Exercises in Fiscal 2005 and Fiscal 2005 Year End Option Values”)

•

matching retirement savings contributions by the Company to the Retirement Savings Plan and Supplemental Retirement Savings Plan with a maximum of 1.5% of combined base salary and cash bonus; plus Company retirement savings contributions generally equal to 6% of combined base salary and cash bonus for the benefit of certain long serving officers (see, “Executive Compensation - Retirement Savings Plans”).

Of the principal compensation components listed above, the Incentive Compensation grants and the matching retirement savings contributions by the Company associated with them were tied to the Company’s semi-annual financial performance, while the stock option grants provide a benefit tied to the long term returns realized by the Company’s stockholders.

Certain perquisites are made available to all officers in consideration of competitive factors. For example, supplemental disability benefits are an officer perquisite and the Company provides an income tax “gross-up” to neutralize the tax effect of the added disability benefits. Also, in order to remain competitive, the Company gives certain officers either exclusive use of a Company car or allowances for leasing and insuring a vehicle of their own, in either case for both business and personal purposes.

Tax Deductibility

The Internal Revenue Code limits the allowable tax deduction that may be taken by the Company for compensation paid to the Chief Executive Officer and the other officers named in “Executive Compensation-Summary Compensation Table” but the limitation does not apply to stockholder approved performance based compensation plans. In order to qualify for this exemption from the statutory limitation, the Company’s seasonal incentive compensation program has been included in the 2006 Equity-Based Compensation and Performance Incentive Plan, which is subject to stockholder approval at the 2006 Annual Meeting of Stockholders.

Committee Activities in Fiscal 2005

The Committee’s principal activities in Fiscal 2005 were as follows.

Competitive Base Salary

The Committee unanimously recommended and the Board approved the base salary for each officer of the Company or one of its subsidiaries. The Committee determined with input from the Company’s Chief Executive Officer that (i) base salaries were not over competitive levels, (ii) for most officers either no adjustment was necessary or only an increase approximating a 4% cost of living adjustment was needed and (iii) in one case, an increase substantially over the cost of living adjustment was appropriate in recognition of outstanding performance.

Incentive Compensation Program

With input from the Company’s Chief Executive Officer, the Committee unanimously recommended and the Board approved semi-annual targets for operating results with respect to Fiscal 2005 for (i) the Company’s core retail store business, (ii) the Company’s Internet site at www.avenue.com and (iii) the Company on a consolidated basis, respectively. All the targets for maximum payouts were achieved in both seasons.

Individual Merit Bonuses

With input from the Company’s Chief Executive Officer, the Committee unanimously recommended and the Board approved a discretionary bonus of $10,000 to Kenneth P. Carroll, Esq., the Company’s Senior Vice President-General Counsel (see, “Executive Compensation-Summary Compensation Table”), for individual accomplishments during Fiscal 2005.

Stock Options

The Committee granted a stock option to one incumbent officer in Fiscal 2005 in recognition of outstanding performance and also granted stock options as part of hiring packages for new officers.

Director Compensation

The Committee retained a compensation consultant to report on compensation levels of directors at peer companies. In order to encourage continued Board service of incumbent Directors and to facilitate the recruitment of new Board members, the Committee recommended increasing the compensation of the Company’s nonmanagement Directors within the parameters contained in the consultant’s report. The Board unanimously approved the proposed increase. See, “Director Compensation.”

CEO Compensation

Extension of Employment Agreement

In August 2005, the Committee negotiated an amendment of the Employment Agreement between the Company and Raphael Benaroya, the Company’s Chairman, Chief Executive Officer and President (the “Benaroya Employment Agreement”) to extend the contract term by one year to September 3, 2010. See, “Executive Compensation – Employment Agreements.” (Similar amendments of Employment Agreements with George R. Remeta, the Company’s Vice Chairman and Chief Administrative Officer, and Mr. Carroll were also negotiated by the Compensation Committee at the same time.)

The Committee retained and was advised in the negotiations by independent legal counsel experienced in executive compensation matters.

In its deliberations, the Committee considered, among other things, the Company’s improved financial performance in the first quarter of fiscal 2005 and the rise in the market price of the Company’s stock (see, “Stockholder Return Graph”). (The financial performance continued to improve afterwards and the market price continued to rise.)

The Committee also assessed the strategic and operational contributions that Mr. Benaroya had made as the Company’s Chief Executive Officer during the time it has been an independent entity (it was formerly a division of Limited Brands, Inc.) in general and in recent years, in particular. The Committee concluded that the business had made significant progress in recent years in implementing Mr. Benaroya’s strategic plan to reposition the Company’s product offering and restore the Company to profitability. (This plan has four principal components: (i) to improve the design of the Company’s merchandise and thereby differentiate it from competitors’ merchandise, (ii) to market more items together as coordinated outfits rather than separately as individual garments, (iii) to put more emphasis on fashionable merchandise and less on basic items, and (iv) to raise the level of merchandise presentation in the store to make shopping easier and to encourage outfit buying.)

In discussions in an executive session in the absence of management personnel, the Committee considered all relevant factors and determined that Mr. Benaroya’s existing base salary, Incentive Compensation and annual cost of living adjustment were competitive and that no change in these contractual arrangements was necessary. (In fact, Mr. Benaroya had been deferring and drawing base salary at a rate substantially less than that provided in his contract and has continued to do so; see, “Executive Compensation-Employment Agreements”). Further, the Committee determined that it would benefit the Company and serve the best interests of its stockholders to ensure Mr. Benaroya’s continued availability to serve as Chief Executive Officer for five years to give the Company strategic direction in general and to complete the full implementation of the product repositioning strategy in particular. Accordingly, the Committee unanimously recommended and the Board in executive session unanimously approved an amendment of the Benaroya Employment Agreement to (i) have Mr. Benaroya continue to lead the Company for a longer time, that is, for a term ending on September 3, 2010 and (ii) continue the previous financial arrangements, which make most of his maximum cash earnings potential dependent on achieving targeted improvements in the Company’s consolidated operating income. The Committee believes that Mr. Benaroya’s compensation arrangements are advantageous to the Company and its stockholders.

Perquisites

In an executive session in the absence of management personnel, the Committee reviewed the additional perquisites available to the Chief Executive Officer and found them to be both reasonable and competitive and in the best interests of the Company and its stockholders.

Relationship of Officer Compensation to Company Financial Performance

A significant portion of the maximum cash earnings potential of each officer of the Company and its subsidiaries depends on achieving targeted operating results in connection with the Incentive Compensation Program. The targets are either for the participant’s area of responsibility or for the Company on a consolidated basis, depending on the participant’s scope of responsibilities. These targets are recommended to the Board every six months by the Committee. More of Mr. Benaroya’s potential cash compensation and retirement plan contributions by the Company, 55%, is contingent on consolidated operating results than any other officer’s.

The equity-based compensation of officers is composed of stock options exercisable at fair market value on the date action was taken by the Committee to award them. Optionholders can benefit only if the market price of Company stock rises.

Dated: May 2, 2006	Respectfully Submitted, COMPENSATION COMMITTEE Joseph Ciechanover, Chairman Michael Goldstein Vincent P. Langone

STOCKHOLDER RETURN GRAPH

The following graph shows the change at January 31, 2006 in the value of $100 invested in Common Stock of the Company on January 31, 2001 compared with the changes since then in the Standard & Poor’s 500 Composite Stock Index, which includes companies that sell products other than women’s apparel, and the Standard & Poor’s Retail Specialty Apparel Stock Index and a peer group index composed of Ann Taylor Stores Corp., The Cato Corporation, Charming Shoppes Inc. and Dress Barn Inc.

	1/01	1/02	1/03	1/04	1/05	1/06
United Retail Group, Inc.	100.0	100.71	40.29	40.86	71.29	221.29
S & P 500	100.0	83.85	64.55	86.87	92.28	101.86
S & P RETAIL (SPECIALTY APPAREL)	100.0	70.60	62.45	82.15	99.45	94.27
PEER GROUP CUMULATIVE TOTAL RETURN WEIGHTED AVERAGE BY MARKET VALUE	100.0	107.75	81.03	138.63	147.25	233.45

*$100 invested on 1/31/01 in stock or index-including reinvestment of dividends. Fiscal years ending January 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock of the Company by persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares. All information was determined in accordance with Rule 13d-3 under the Exchange Act based on information in filings by the persons listed with the Securities and Exchange Commission. The percentage of outstanding shares is calculated as of April 19, 2006, the record date for the Annual Meeting.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Outstanding __Shares__

Mr. Raphael Benaroya (1) c/o United Retail Group, Inc. 365 West Passaic Street Rochelle Park, New Jersey 07662	2,483,202	17.9%

North Run Capital, LP One International Place, Suite 2401 Boston, Massachusetts 02110	1,074,698	8.0%
Dimensional Fund Advisors, Inc. (2) 1299 Ocean Avenue Santa Monica, California 90401	923,396	6.9%

__________________

(1)

Includes 362,000 shares which may be acquired by the exercise of stock options by July 1, 2006, all of which are in the money. Mr. Benaroya has the sole right to vote and dispose of the outstanding shares, except that the shares are pledged to secure repayment of margin loans from a stock broker. Excludes 54,500 shares held by a private charitable foundation, as to which he disclaims beneficial ownership.

(2)	An investment adviser with the sole right to vote and dispose of these shares.

AUDIT COMMITTEE REPORT

To the stockholders:

Pursuant to the provisions of its Restated Charter (the “Charter,” which appeared as appendix “A” to the Company’s proxy statement for the 2004 Annual Meeting of Stockholders), the Audit Committee of the Board (the “Committee”) took the following actions, among others, with respect to fiscal 2005:

(a)     The Committee reviewed the Company’s audited consolidated financial statements and discussed them with management, who represented that they were prepared in accordance with generally accepted accounting principles.

(b)    The Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication With Audit Committees) (Codification of Statements on Auditing Standards, AU 380).

(c)     The Committee received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) from the independent registered public accounting firm. The Audit Committee also discussed their independence with the independent registered public accounting firm.

Based on the foregoing financial statement review, management representation, and auditor disclosures and discussions, and subject to the limitations of the Committee’s role and responsibilities referred to in the Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K that has been filed with the Securities and Exchange Commission and included as part of the Company’s Annual Report to Stockholders.

Dated: May 2, 2006	Respectfully Submitted, AUDIT COMMITTEE Joseph A. Alutto, Chairman Joseph Ciechanover Michael Goldstein

The information in the above Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Commission or subject to Regulation 14A or to the liabilities of Section 18 of the Exchange Act.

CERTAIN TRANSACTIONS

Stockholders’ Agreement

The Company is required to bear the expenses of registering shares of Common Stock under the Securities Act of 1933 (the “Securities Act”) as follows. Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, and the Company are among the parties to the Restated Stockholders’ Agreement, dated December 23, 1992 (as amended, the “Stockholders’ Agreement”). Pursuant to the Stockholders’ Agreement, Mr. Benaroya has the right (“Demand Registration Right”) to require the Company to prepare and file a registration statement under the Securities Act with respect to an offering of not more than 2,687,500 shares of Common Stock. Further, in the event that the Company proposes to register any of its securities under the Securities Act for its own account (subject to certain exceptions), or pursuant to the exercise of the Demand Registration Right, the other parties to the Stockholders’ Agreement, including George R. Remeta, the Vice Chairman and Chief Administrative Officer of the Company, and certain other stockholders, are entitled to include shares in such registration, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration.

Services By Director’s Firm

Squire, Sanders & Dempsey (“SS&D”), of which Richard W. Rubenstein, a Director of the Company, is a partner, rendered legal services to the Company for several years and successfully wound up its assignments in Fiscal 2005. Fees paid to SS&D for services in Fiscal 2005 were less than $1,000.

The Company has retained Bear, Stearns & Co., Inc., an investment banking firm of which Ilan Kaufthal, a Director of the Company, is a Vice Chairman, to perform services during Fiscal 2006.

Executive Compensation

Certain officers of the Company and its subsidiaries, respectively, received cash compensation in excess of $60,000 each for services rendered in Fiscal 2005 and are budgeted to receive cash compensation in excess of $60,000 each for services in Fiscal 2006. However, except for certain of the most highly compensated officers of the Company (see, “Executive Compensation – Summary Compensation Table”), management does not consider compensation paid to any associate to be material.

Certain Relationships

The Company had employed two members of the family of Raphael Benaroya, the Company’s Chairman of the Board, President and Chief Executive Officer, namely, Jacob Benaroya, his father, and Shirley Benaroya, his daughter. His compensation in Fiscal 2005 was approximately $16,000. Her compensation in Fiscal 2005 was a base salary of approximately $79,000 and a bonus of approximately $9,000 with respect to Fiscal 2005 in accordance with the Company’s incentive compensation program. Management believes that the terms of their employment were not more favorable to them than the terms that would have been available to them from an employer unaffiliated with Raphael Benaroya. The Audit Committee reviewed the compensation arrangements with Jacob Benaroya and Shirley Benaroya in executive session.

Jacob Benaroya is deceased and Shirley Benaroya resigned from the Company’s employ in Fiscal 2005.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Replacement of Independent Registered Public Accounting Firm

(a)	Previous Independent Registered Public Accounting Firm.

(i)      On May 2, 2005, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. The Company’s Audit Committee participated in and approved the decision to change independent registered public accounting firms.

(ii)    The reports of PwC on the Company’s financial statements for Fiscal 2004 and Fiscal 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)   During Fiscal 2003 and Fiscal 2004 and through May 2, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years.

(iv)    During Fiscal 2003 and Fiscal 2004 and through May 2, 2005, there were no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v) and referred to herein as “Reportable Events”), except as follows.

As disclosed in the Company’s Quarterly Report on Form 10-Q for the third quarter of Fiscal 2004, in December 2004 the Company re-evaluated the manner in which it accounted for construction allowances and other concessions from landlords of retail stores leased by the Company (“Construction Allowances”) on its balance sheets and statements of cash flows. The Company’s accounting for Construction Allowances had been to amortize such costs over the minimum lease term on a straight line basis, as part of buying and occupancy costs in its statements of operations, which conformed with generally accepted accounting principles. However, in its detailed accounts, the Company historically had followed the practice of recording this amortization as a reduction of depreciation expense, rather than rent expense. Additionally, on the Company’s balance sheets, the unamortized portion of Construction Allowances had been netted against fixed assets and not presented as a deferred credit. Further, the Company’s statements of cash flows had reflected Construction Allowances received as a reduction of capital expenditures (within “investing” cash flows) rather than as an operating lease activity (within “operating” cash flows). Such presentations were not in conformity with generally accepted accounting principles.

In order to correct its accounting, the Company filed with the Commission amendments to its Annual Report on Form 10-K for Fiscal 2003 and its Quarterly Reports on Form 10-Q for the first and second quarters of Fiscal 2004 to restate its balance sheets and statements of cash flows and revise its financial statement footnotes and other disclosures. In the restatements, among other things, the Company established a deferred credit on the balance sheets for the unamortized portion of Construction Allowances, rather than netting these amounts against fixed assets, and presented Construction Allowances received within operating activities in its statements of cash flows. (More detailed information about the restatements is contained in the Company’s Annual Report on Form 10-K/A for Fiscal 2003.)

At January 29, 2005,the Company’s staffing and technical accounting expertise and related processes in its financial reporting function were not fully in place to render remote the likelihood of a material misstatement in the financial statements. This inadequacy was a control deficiency that resulted in the Company’s inability to properly reflect certain items in its financial statements, including Construction Allowances. As a result, the Company restated its Fiscal 2003, 2002 and 2001 financial statements and certain Fiscal 2004 and 2003 interim financial statements, as noted in the preceding paragraph. In addition, the control deficiency resulted in an audit adjustment to the draft Fiscal 2004 financial statements to correct a misstatement of liabilities for income tax exposures and of provision for (benefit from) income taxes in regard to tax matters that had been settled. (More detailed information about liabilities for income tax exposures and provision for (benefit from) income taxes is contained in the Company’s Annual Report on Form 10-K for Fiscal 2004.) Management concluded that this control deficiency was a material weakness at January 29, 2005 and advised the Audit Committee to that effect. Because of this, the Company performed additional procedures to ensure that the financial statements at and for the year ended January 29, 2005 were fairly presented in all material respects in accordance with generally accepted accounting principles.

Also, in connection with the audit of the Company’s financial statements for Fiscal 2004, PwC communicated to the Company in December 2004, and to the Audit Committee in a letter, dated April 22, 2005, that:

“we considered the above to be indicative of a material weakness, as controls were not in place to reduce to a relatively low level the risk that misstatement in amounts that would be material in relation to the financial statements may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions . . . Based on our observations of the control deficiencies noted above, we consider that the Company’s staffing and technical accounting expertise in its financial reporting function was not adequate to permit the Company to prepare consolidated financial statements in conformity with generally accepted accounting principles and that this could result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected by the Company’s internal control . . . The Company should continue to strengthen procedures to evaluate and monitor its ongoing compliance with all generally accepted accounting principles, and address all changes that impact accounting and reporting matters. The Company should ensure that it has sufficient staffing in its financial reporting function, with appropriate technical qualifications and tasked with ensuring ongoing compliance with relevant accounting and financial reporting requirements.”

The Company implemented measures to correct the material weakness described above. Management conducted a formal assessment, in which the Company’s Chief Executive Officer and Chief Financial Officer participated, of the effectiveness of the Company’s internal control over financial reporting as of January 28, 2006 using the criteria set forth in “Internal Control - Integrated Framework,” a publication issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management concluded that the Company’s internal control over financial reporting was effective as of January 28, 2006.

The Company’s incumbent independent registered public accounting firm, Eisner LLP, issued a report on management’s assessment of the Company’s internal control over financial reporting. The report is the second document in Item 8 “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended January 28, 2006, which is available at www.sec.gov and on request to the Company’s Secretary, United Retail Group, Inc., 365 West Passaic Street, Rochelle Park, New Jersey 07662.

(b)	Successor Independent Registered Public Accounting Firm.

The Company’s Audit Committee participated in and approved decisions to engage Eisner LLP as its independent registered public accounting firm on May 2, 2005 and to renew the engagement for Fiscal 2006. During Fiscal 2003 and Fiscal 2004 and through May 2, 2005, the Company did not consult with Eisner LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements (and neither a written report nor oral advice was provided to the Company by Eisner, LLP) or (ii) any Reportable Event.

Representatives of Eisner are expected to be present at the 14th Annual Meeting of Stockholders, to respond to appropriate questions and to make statements, if they so desire.

Authorization of Auditors’ Fees

The Audit Committee follows a process of approving in advance (i) audit services, (ii) the scope of each category of non-audit services by the audit firm, and (iii) a budget for such services. Fees over budget must be approved by the Chair of the Committee.

Audit Fees

Aggregate fees and expenses for professional services rendered in connection with (i) the audit of the Company’s consolidated financial statements and (ii) the review of the Company’s unaudited condensed consolidated interim financial statements (a) paid to Eisner were approximately $337,000 with respect to Fiscal 2005 and (b) paid to PWC were approximately $429,000 with respect to Fiscal 2004. In addition, fees and expenses of approximately $316,000 were incurred in Fiscal 2004 with respect to the restatement of prior period balance sheets and statements of cash flows and related matters.

Audit Related Fees

The other services rendered by Eisner LLP that were reasonably related to the performance of the audit were in connection with Section 404 of the Sarbanes-Oxley Act of 2002. These services were authorized by the Audit Committee and the aggregate fees and expenses therefor were approximately $134,000 with respect to Fiscal 2005. Aggregate fees and expenses for advisory services rendered by PwC in connection with Section 404 were approximately $22,000 with respect to Fiscal 2004.

Other Fees

No fees for tax services or other fees were paid to Eisner LLP with respect to Fiscal 2005. Aggregate fees and expenses for tax related services by PwC, principally in connection with federal and state income tax returns and audits, were approximately $94,000 with respect to Fiscal 2004. In addition to the fees described above, aggregate fees and expenses paid to PwC for consulting services and a subscription to an online research database were approximately $80,000 with respect to Fiscal 2004, principally for assistance in compliance with abandoned and unclaimed property escheat laws.

OTHER MATTERS

The Board of Directors knows of no matters to be brought before the 14th Annual Meeting of Stockholders other than those described in this Proxy Statement. However, if other matters should come before the meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment on such matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors of the Company and officers of the Company and its subsidiaries have a personal responsibility to file with the Commission Statements of Changes in Beneficial Ownership with respect to the Company’s Common Stock, designated as Form 4’s. The Form 4’s are required to be filed, with certain exceptions, if a reporting person acquires or disposes of beneficial ownership of the Company’s Common Stock. Transactions not included on a Form 4, either pursuant to an exemption under the rules or through inadvertence, are required to be reported after the end of the fiscal year on Annual Statements of Changes in Beneficial Ownership, designated as Form 5’s.

The Form 4’s and Form 5’s with respect to transactions in Fiscal 2005 disclose two late filings. In Fiscal 2006, an officer of United Retail Incorporated, Patrick McGahan, filed a Form 5 with respect to one purchase of 1,560 shares of Company stock that should have been reported on a Form 4 filed during Fiscal 2005, as a result of a lack of familiarity with applicable filing requirements. In Fiscal 2005, an officer of United Retail Incorporated, Brad Orloff, filed Form 4’s with respect to two transactions for the sale of 21,888 shares of Company stock 20 days late as a result of inadvertence in drafting the Form 4’s by the Company’s Secretary.

STOCKHOLDER PROPOSALS, NOMINATIONS AND OTHER COMMUNICATIONS

Stockholder Proposals

If a stockholder would like to include a proposal in the Company’s Proxy Statement and form of proxy for the 2007 Annual Meeting of Stockholders, it must be delivered to, or mailed and received by, the Company’s Corporate Secretary no later than January 2, 2007. Proposals must be addressed to the Corporate Secretary at United Retail Group, Inc., 365 West Passaic Street, Rochelle Park, New Jersey 07662.

The Company’s Amended and Restated Bylaws provide that in order for a stockholder to bring business before an Annual Meeting (other than a proposal submitted for inclusion in the Company’s proxy materials), written notice to the Company’s Corporate Secretary must be delivered or mailed and received not less than 90 days prior to the first anniversary of the date of the immediately preceding Annual Meeting of Stockholders. The notice must contain information required by the then current Bylaws, including, among other things, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, the name and address of the stockholder proposing the business, the number of shares of the Company’s stock owned beneficially or of record by the stockholder, any material interest of the stockholder in the business proposed, and other information required to be provided by the stockholder pursuant to the proxy rules of the Commission. If a stockholder fails to submit the notice in time, then the proposed business will not be considered at the 2007 Annual Meeting. Additionally, in accordance with Rule 14a-4(c)(1) under the Exchange Act, management proxyholders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the 2007 Annual Meeting as to which the proponent fails to notify the Company on time. Notifications must be addressed to the Corporate Secretary at United Retail Group, Inc., 365 West Passaic Street, Rochelle Park, New Jersey 07662. A copy of the full text of the Bylaw provisions relating to the advance notice procedure may be obtained by writing to the Corporate Secretary at that address.

Nominations for Election as Directors

Any nominations for election as Directors of the Company that a stockholder intends to present at the 2007 Annual Meeting of Stockholders must be received in proper form by the Corporate Secretary of the Company at the principal executive offices of the Company not less than 90 days prior to the first anniversary of the date of the immediately preceding Annual Meeting of Stockholders. Otherwise, they will be omitted by the Company from the proxy statement and form of proxy relating to that meeting and may not properly be brought before the meeting.

Recommendations to Nominating Committee

The Nominating Committee’s review process for candidates for nomination commences at the beginning of December each year. A stockholder wishing to submit the name of one or more candidates for consideration by the Committee should do so by letter to the Committee in care of the Company’s Corporate Secretary addressed to United Retail Group, Inc., 365 West Passaic Street, Rochelle Park, New Jersey 07662 and delivered, or mailed and received, before the beginning of December. An address should be provided for the candidate(s) to receive application materials, including a consent to background and reference checks by the Committee and an autobiographical questionnaire, to be completed, signed and returned to the Secretary. Candidates should be available for interviews upon request.

The Nominating Committee will consider the comparative qualifications of (i) incumbent Directors who are willing to stand for reelection, (ii) other candidates, if any, whom the Committee invites to apply and (iii) volunteers, if any, including any recommended in a timely manner by a stockholder of the Company.

The Nominating Committee charter lists the following qualifications for nominees for election as Directors of the Company: (i) a reputation for personal and professional integrity, (ii) a temperament suitable for collegial relationships, (iii) substantial experience in senior level business and professional activities relevant to some aspect of the Board’s work and (iv) a good understanding of the strategic drivers of the consumer goods industry and related businesses. The business and professional experience of the nominees on the slate recommended by the Nominating Committee will be varied and complementary.

The Nominating Committee charter lists the following disqualifications for nominees for election as Directors of the Company: (v) a direct or indirect material financial interest adverse to the Company, (w) affiliation with a business that competes with the Company, (x) a felony conviction other than one predicated on the operation of a motor vehicle, (y) a finding by a court of competent jurisdiction in a civil action or by the SEC of a violation of any Federal or State securities law or fiduciary obligation (such as arising from the duties of an officer or director of a corporation) or a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission (the “CFTC”) of a violation of any Federal commodities law, or (z) an order, judgment, or decree of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting any of the following activities:

(1)    acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the CFTC, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any business, or engaging in or continuing any conduct or practice in connection with such activity;

(2)	practicing any licensed profession;

(3)	engaging in any type of business practice; or

(4)    engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

Further, the Corporate Governance Principles adopted by the Company’s Board of Directors states that a director may not serve on a board of a company with a significant competitive line of products.

Board member nominees are identified and considered on the basis of knowledge, experience, integrity, leadership, reputation and ability to understand the Company’s business. Nominees are screened to ensure that each candidate has qualifications that complement the overall core competencies and experience base of the Board. Candidates that appear to be qualified are interviewed by a majority of the Nominating Committee. Qualified candidates are also interviewed by the Company’s Chairman and Chief Executive Officer. (The Nominating Committee will include candidates timely recommended to it by stockholders in its review process.)

The Nominating Committee will vote in executive session on candidates sequentially in the order determined by the Committee Chair. Each candidate getting the affirmative vote of a majority of the Committee will be placed on the recommended slate, not to exceed the number of Board seats.

Correspondence directed to the Nominating Committee submitting names of candidates for consideration by the Committee shall not satisfy the requirement to give formal notice of intent to present nominations at the Annual Meeting of Stockholders.

Other Stockholder Communications

Stockholders can send communications to the whole Board or to individual Directors by mail to the attention of the Company’s Corporate Secretary addressed to United Retail Group, Inc., 365 West Passaic Street, Rochelle Park, New Jersey 07662. All such communications will be forwarded to the intended recipient except advertisements soliciting business from the Company and the like.

OPTION GRANTS IN LAST FISCAL YEAR

No stock options were granted in Fiscal 2004 or Fiscal 2005 to the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company.

_________________________

The following table sets forth information with respect to option exercises and total options held by the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company. All the options were either granted pursuant to stockholder approved stock option plans or individually ratified by vote of the stockholders.

AGGREGATED OPTION EXERCISES IN FISCAL 2005

AND FISCAL 2005 YEAR END OPTION VALUES

Name	Shares Acquired On Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options At Fiscal 2005 Year End		Value (1) of Unexercised In-The-Money Options At Fiscal 2005 Year End(2)
			Exercisable	Non-Exercisable	Exercisable	Non-Exercisable
Raphael Benaroya	100,000	$91,000	367,600	32,400	$2,824,000	$198,000
George R. Remeta	40,000	0	180,000	20,000	$1,407,000	$122,000
Paul D. McFarren	15,000	$ 69,000	16,000	9,000	$175,000	$112,000
Kenneth P. Carroll	32,000	$193,000	147,000	26,000	$1,305,000	$295,000
Jon Grossman	12,000	$ 85,000	20,000	3,000	$181,000	$40,000
Total	199,000	$438,000	730,600	90,400	$5,892,000	$767,000

________________

(1)	Amounts are rounded
(2)	Fair market value of the Common Stock at Fiscal 2005 year end was $15.50 per share.

PROPOSAL TO APPROVE ADOPTION OF

THE UNITED RETAIL GROUP, INC.

2006 EQUITY-BASED COMPENSATION AND

PERFORMANCE INCENTIVE PLAN

The 2006 Plan

The 2006 Equity-Based Compensation and Performance Incentive Plan (the “2006 Plan”) is attached. The 2006 Plan is designed to replace prospectively the Company’s currently existing Stock Option Plans, Stock Appreciation Rights Plan, which provides for cash settlement (the “SAR Plan”), and Incentive Compensation Plan, which provides for cash bonuses (the “IC Plan” and collectively with the Stock Option Plans and the SAR Plan, the “Replaced Plans”).

The 2006 Plan will increase the number of shares available for equity-based compensation awards by 510,500 shares. Under the 2006 Plan, the number of shares of Company stock that may be subject to awards may not exceed 685,000 shares. However, the 2006 Plan revokes the existing authorization to grant options to purchase 174,500 shares under the current Stock Option Plans. Hence, the proposed net increase is 510,500 shares, equivalent to 3.8% of the shares outstanding on April 19, 2006, the record date for the 2006 Annual Meeting of Stockholders.

Approval Process

At the 2006 Annual Meeting of Stockholders, the stockholders will vote on approving the adoption of the 2006 Plan by the Board of Directors. The Board recommends a vote FOR approval as in the best interests of the Company and its stockholders.

The 2006 Plan was discussed and adopted unanimously by the Company’s Board of Directors at a meeting held on April 3, 2006, subject to stockholder approval. Previously, the Compensation Committee of the Board (the “Committee”) unanimously recommended the adoption of the 2006 Plan at a meeting held on March 22, 2006. The Committee’s independent legal counsel addressed both the Board meeting and the Committee meeting regarding the provisions of the 2006 Plan and the Federal income tax consequences. (The Committee’s counsel is expected to be available to respond to appropriate questions about the 2006 Plan from those attending the 2006 Annual Meeting of Stockholders.)

The 2006 Plan was designed by an independent compensation consulting firm that was retained by the Committee and does not accept separate assignments from the Company’s management. The design of the 2006 Plan, including the maximum number of shares available thereunder, was discussed by the Company’s Board of Directors at a meeting held on February 24, 2006 and by the Committee at a meeting held on February 23, 2006. The principal of the consulting firm and independent counsel both addressed the Board meeting and the Committee meeting regarding the design of the 2006 Plan.

The 2006 Plan replaces the Replaced Plans prospectively but will not affect outstanding stock options or stock appreciation rights (“SAR’s”) or the cash-based IC Plan for the current merchandising season.

In the event the stockholders vote against approving the adoption of the 2006 Plan by the Board of Directors, the 2006 Plan will be void ab initio and the Replaced Plans will continue in force without any interruption.

Provisions of the 2006 Plan

The following is a summary of certain material features of the 2006 Plan. Please refer to the attachment for the actual terms of the 2006 Plan. The 2006 Plan permits the Compensation Committee to prescribe in an individualized award agreement supplemental terms and conditions of each award.

Purpose

The purpose of the 2006 Plan is to (i) provide competitive incentive compensation to key associates and the Directors of the Company to stimulate their efforts toward the continued success, long-term growth and profitability of the Company; (ii) encourage key associates and Directors of the Company to be mindful of the market price of shares of stock of the Company by providing them with a means to obtain a proprietary interest in the Company or to receive cash compensation that is based upon appreciation in the market price of shares; and (iii) facilitate the recruitment and retention of key associates and Directors of the Company.

Eligible Participants

The 2006 Plan will be administered by the Committee, each member of which has been an “outside director” for purposes of Section 162(m) of the Code and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. The Committee will make awards under the 2006 Plan to certain key associates of the Company and its subsidiaries. It is currently expected that approximately 50 key associates will be Participants in the 2006 Plan. A key associate is any employee who is responsible for the management, growth or protection of some aspect of the business of the Company and its subsidiaries or who makes a significant contribution to the Company and its subsidiaries. Approximately 200 associates, including the officers of the Company and its subsidiaries, are within the class eligible for selection by the Committee to be Participants in the 2006 Plan.

As the Committee will determine from time to time which key associates will receive grants under the 2006 Plan and the type and amount of grants, these matters cannot be specified at present. In addition, in accordance with past practice, non-employee Directors elected at each annual meeting of the stockholders will be granted at the meeting date a non-qualified stock option to purchase 5,000 shares of the Company’s stock and a SAR settled in cash relating to 10,000 shares.

Available Shares

The 2006 Plan will increase the number of shares available for equity-based compensation awards by 510,500 shares. Under the 2006 Plan, the number of shares of Company stock that may be subject to awards may not exceed 685,000 shares. However, the 2006 Plan revokes the existing authorization to grant options to purchase 174,500 shares under the current Stock Option Plans. Hence, the proposed net increase is 510,500 shares, equivalent to 3.8% of the shares outstanding on April 19, 2006, the record date for the 2006 Annual Meeting of Stockholders.

The total number of shares that may be subject to awards under the 2006 Plan shall be reduced by 1.9 shares for each share that is granted under the 2006 Plan subject to an award that is not a stock option or SAR.

The closing price of Company stock on The NASDAQ Stock Market on April 28, 2006, was $19.61 per share but the Company does not believe that stock-based awards under the 2006 Plan will have a value equivalent to the market price of the underlying shares on the grant date.

After the adoption of the 2006 Plan by the Board of Directors, no further awards were made or will be made under the Replaced Plans. However, in the event the stockholders vote against approving the adoption of the 2006 Plan by the Board of Directors (i) the 2006 Plan will be void ab initio, (ii) the Replaced Plans will continue in force without any interruption and (iii) the Committee will continue to grant stock options under the Stock Option Plans (at April 19, 2006, options to purchase 174,500 shares were available for grants under the currently existing Stock Option Plans). Shares withheld or delivered for tax withholding or as the exercise price of a stock option are not available again for further awards under the 2006 Plan but shares covered by forfeited awards or the unexercised or undistributed portion of any terminated or expired award may again be available for grant. No awards may be made under the 2006 Plan after April 3, 2011. Further, no single Participant may receive in any year awards of stock options and SAR’s in respect of more than 200,000 shares or other types of awards with respect to more than 105,263 shares. (The annual limit on combination awards would be between 105,263 shares and 200,000 shares, depending on the proportion of stock options and SAR’s.) Shares to be delivered under the 2006 Plan may be either authorized, but unissued, shares or treasury shares.

Stock options to purchase 1,374,200 shares are outstanding under the currently existing Stock Option Plans and will not be affected by the 2006 Plan. These options have an average exercise price of $7.14 per share. The outstanding options are equivalent to 10.2% of the shares outstanding on April 19, 2006, the record date for the 2006 Annual Meeting of Stockholders.

Accounting Treatment

SFAS No. 123R, “Share-Based Payment” (“SFAS No. 123R”), has replaced SFAS No. 123, “Accounting for Stock-Based Compensation,” and has superseded APB Opinion No. 25. SFAS No. 123R requires all share-based payments to employees, including grants of stock options, to be measured at their fair values at the date of grant and recognized as expense over the service period, which is generally the vesting period.

Management estimates that the compensation expense arising from outstanding options under the currently existing Stock Option Plans will reduce net income for the year beginning January 29, 2006 by approximately $0.01 or $0.02 per diluted share. As the Committee will determine from time to time which key associates will receive grants under the 2006 Plan and the type and amount of grants, the resulting effect on net income cannot be estimated at present.

Awards

The 2006 Plan authorizes grants to Participants of stock options (which may be either incentive stock options (“ISO’s”), eligible for special tax treatment, or non-qualified stock options), SARs, restricted stock, stock units, other stock-based awards and incentive compensation awards. The 2006 Plan permits the Committee to prescribe in an individualized award agreement supplemental terms and conditions of each award.

Stock Options. Under the provisions of the 2006 Plan authorizing the grant of stock options, (i) the option price may not be less than the fair market value of the shares at the date of grant, (ii) stock options may not be exercised after seven years from the date of grant except in the case of the optionholder’s death or permanent disability and (iii) the aggregate fair market value (determined as of the dates the options are granted) of the shares for which any associate may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed the maximum permitted under the Code (presently $100,000).

At the time of exercise of a stock option, the option price must be paid in full in cash, by delivery of previously owned shares or in a cashless exercise through a broker or similar arrangement. In lieu of delivery of such previously owned shares, however, the Participant may direct the Company to satisfy the exercise price by withholding shares of stock that otherwise would be issued to the Participant upon exercise of the option having a fair market value equivalent to the exercise price, in which case the Company shall issue only the net number of shares of stock (a “net issuance”). (In the case of a net issuance, the number of shares that may be subject to awards under the 2006 Plan shall be reduced by the full number of shares underlying the stock option rather than the lesser number of shares issued.)

The terms of each option will be set forth in an award agreement as approved by the Committee at the time. It is currently intended that the initial grants of options will vest in four equal annual installments beginning one year from grant date, provided, however, that if an optionee’s employment terminates by reason of disability or death, the options shall become immediately exercisable in full and shall continue to be exercisable for one year from the date of termination of employment. If termination of employment occurs for other reasons, the option shall terminate and cease to be exercisable three months from the date of termination or until the stated expiration date of the option, whichever is earlier, provided, however, that if termination of employment is for cause (as defined in the 2006 Plan), the option is forfeited.

Stock Appreciation Rights. The 2006 Plan permits the grant of SARs, which give the Participant the right to receive a payment measured by the increase in the fair market value of a specified number of shares from the date of grant to the date of exercise. The Committee may grant a SAR that is related to a stock option (a tandem SAR), either at the time of the option grant or thereafter during the term of the option, or a SAR that is separate and apart from the grant of an option (a freestanding SAR). Payments upon exercise of SARs may be made in shares (valued on the basis of the fair market value of the shares on the date of exercise), or in cash or partly in cash and partly in shares, as the Committee may determine. SAR’s payable in shares or partly in cash and partly in shares may not be exercised after seven years from the date of the grant except in the case of the grantee’s death or permanent disability. It is currently intended that the initial grants of SAR’s will vest in the same way as the initial grants of stock options. (The number of shares that may be subject to awards under the 2006 Plan shall be reduced by the number of shares used to measure the payment due on exercise of a SAR rather than the number of shares actually issued on exercises of the SAR.)

Restricted Stock. Under the 2006 Plan, the Committee may also grant shares, subject to specified restrictions, including but not limited to continued employment of the Participant with the Company or a subsidiary or the achievement of one or more specific goals related to the performance of the Company, a business unit of the Company or that Participant over a specified period of time. Grants of restricted stock are subject to forfeiture if the prescribed conditions are not met. During the restricted period, shares of restricted stock have all the attributes of outstanding shares, but the Committee may provide that dividends and any other distributions on the shares be accumulated, with or without interest, or reinvested in additional shares during the restricted period. To the extent that shares of restricted stock are no longer subject to forfeiture, stock certificates and any dividends withheld by the Company will be delivered to the grantee.

Stock Units. The 2006 Plan authorizes the Committee to grant stock units, which permit Participants to receive at a specified future date, payment of an amount equal to all or a portion of the fair market value of a specified number of shares at the end of a specified period. At the time of the grant, the Committee determines the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Stock units containing performance criteria, or other restrictions, including but not limited to the continued employment or service of the Participant with the Company or any of its subsidiaries, may be designated as “restricted stock units”. Payments in respect of stock units may be made in shares (valued on the basis of the fair market value of the shares on the date of exercise), or in cash or partly in cash and partly in shares, as the Committee may determine. Grants of stock units are subject to forfeiture if the prescribed conditions are not met.

Other Stock-Based Awards. The 2006 Plan authorizes the Committee to grant other stock-based awards pursuant to which shares (which may, but need not, be shares of restricted stock) are or may in the future be acquired by the Participant. Such other stock-based awards may be granted alone, in addition to or in tandem with any other award granted under the 2006 Plan and must be consistent with the purpose of the 2006 Plan.

Incentive Compensation Awards. The Committee may also grant incentive compensation awards under the 2006 Plan, which will replace the IC Plan prospectively. Performance criteria may be selected by the Committee from among the following measures or any combination whether applicable to the Company or any subsidiary or business unit: operating income, operating income before extraordinary items and accruals for expenses arising from equity-based compensation awards or otherwise measured by the price of a share, revenues, revenue growth, earnings per share, net income, cash flow, gross profit return on investment, gross margin return on investment, gross margin, working capital, earnings before interest and tax, earnings before interest, tax, depreciation and amortization, return on equity, return on assets, return on capital, total stockholder return and economic value added. The Committee must select a minimum performance goal below which no payment will be made and a maximum performance goal above which no increased payment will be made. The Committee designates the period over which the performance factors are measured but the performance period must be a six-month merchandising season or any longer period.

The Committee may reduce the performance measures applicable to incentive compensation awards to take into account changes in law and accounting and tax rules and the impact of unusual items, events or circumstances but no such reduction may result in an increase in compensation to officers subject to Code Section 162(m). Unless specified in an award agreement, incentive compensation awards are forfeited if the Participant terminates employment prior to the end of the performance period, provided, however, that if the termination of employment is by reason of death or permanent disability, the Participant is entitled to a prorated performance award. Performance awards are payable in cash or shares, or a combination, as determined by the Committee. No performance awards having an aggregate potential payment in excess of $1 million may be granted to any individual Participant in any fiscal year.

Change in Control

The 2006 Plan includes a definition of change in control derived from Code Section 409A that applies whether or not a Participant’s employment is terminated at the time.

In the event of a change in control, the 2006 Plan provides that each outstanding stock option and SAR under the 2006 Plan shall automatically become fully exercisable and non-forfeitable. Further, except as otherwise provided in an award agreement (i) any restriction period and performance criteria applicable to restricted stock and stock units shall be deemed completed and satisfied, and (ii) all other stock-based awards and all incentive compensation awards under the 2006 Plan shall become non-forfeitable and shall be paid out as if all performance periods or other conditions or restrictions applicable thereto had been completed and satisfied and the maximum performance measures or other objectives with respect thereto had been attained.

The Committee may provide at any time prior to a change in control, that in the event of a change in control any stock that may be issued under the 2006 Plan shall be cashed out on the basis of the fair market value on the date of the change in control.

Tax Matters

The following is a brief summary of the principal United States federal income tax consequences of awards under the 2006 Plan. This summary is not intended to be exhaustive and does not describe state or local tax laws.

Incentive Stock Options. The grant of an ISO will not result in any immediate tax consequences to the Company or the optionee. In addition, an optionee will not recognize taxable income, and the Company will not be entitled to any deduction, upon the timely exercise of an ISO, but the excess of the fair market value of the shares acquired over the option price will be includible in the optionee’s alternative minimum taxable income for the year of exercise for purposes of the alternative minimum tax. If the optionee does not dispose of the shares acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of taxable ordinary income. In the event of an earlier disposition, the optionee will recognize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the

Company will be entitled to a deduction in the same amount and at the same time as the optionee recognizes such taxable ordinary income. Non-employee Directors are ineligible to receive ISO’s.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in any immediate tax consequences to the Company or the optionee. Upon the exercise of a non-qualified stock option, the optionee will recognize taxable ordinary income, and the Company will be entitled to a deduction, equal to the difference between the option price and the fair market value of the shares acquired at the time of exercise.

Stock Appreciation Rights. The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to the Company or the grantee. Upon exercise, any cash received and the fair market value on the exercise date of any shares received will constitute taxable ordinary income to the grantee. The Company will be entitled to a deduction in the same amount and at the same time.

Restricted Stock. An employee normally will not recognize taxable income upon an award of restricted stock, and the Company will not be entitled to a deduction, until the termination of the restrictions. Upon termination of the restrictions, the employee will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time, plus the amount of the dividends and interest thereon to which the employee then becomes entitled. However, an employee may elect to recognize taxable ordinary income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. The Company will be entitled to a deduction in the same amount and at the same time as the employee realizes income, subject to the limitations of Code Section 162(m).

Stock Units. Any cash and the fair market value of any shares received in connection with the grant of a stock unit under the 2006 Plan will constitute taxable ordinary income to the employee in the year in which paid, and the Company will be entitled to a deduction in the same amount, subject to the limitations of Code Section 162(m).

Incentive Compensation Awards and Other Stock-Based Awards. A Participant who receives any other stock-based award or any Incentive Compensation Award will recognize income, and the Company will generally be allowed a tax deduction in the same amount, when the award is paid.

Tax Deductibility Limitation. The Code limits the allowable tax deduction that may be taken by the Company for compensation paid to the Chief Executive Officer and the four other highest paid executive officers. The limit is $1 million per executive per year, but compensation payable solely on account of the attainment of performance goals is excluded from the limitation. Under the 2006 Plan, stock options, SARs and Incentive Compensation Awards are intended to qualify as performance based compensation not subject to the $1 million limitation. Restricted stock, stock units and other stock-based awards that are not performance based would be subject to the limitation.

Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award. The amount of the withholding may be paid by a reduction in the shares of stock that the Participant is entitled to receive.

Modifications

The existence of the 2006 Plan and the awards made thereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of bonds, debentures or preferred or prior preference stock, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business.

In the event any change in or affecting shares occurs, the Board of Directors may make appropriate amendments to or adjustments in the 2006 Plan or awards made thereunder, including changes in the number of shares then remaining to be awarded thereunder, the number of shares then remaining subject to outstanding awards of restricted stock and stock units or subject to outstanding awards of stock options or SAR’s under the 2006 Plan, and the maximum number of shares that may be granted or delivered to any single Participant pursuant to the 2006 Plan, and may accelerate the vesting of outstanding awards.

In the event of a change in control (as defined in the 2006 Plan) of the Company, whether or not the grantee’s employment is terminated, the 2006 Plan provides that (i) all outstanding stock options and SAR’s would become fully exercisable, (ii) except as otherwise provided in an award agreement, any restriction period and performance criteria applicable to awards of restricted stock and stock units shall be satisfied and (iii) except as otherwise provided in an award agreement, other stock-based awards and Incentive Compensation Awards shall become fully vested on the basis that maximum performance measures had been attained. However, the Committee may cash out outstanding stock-based awards in the event of a change in control. Further, if an adjustment in the shares underlying an option or SAR as described in the preceding paragraph occurs in connection with a change in control and the Committee has not cashed out the awards, a Participant may elect, instead of exercising the option or SAR, to receive cash equal to the difference between the exercise price of the option or SAR and the fair market value of the underlying shares on the date of the change in control.

The Board of Directors may at any time amend, suspend or terminate the 2006 Plan. It may not, however (except in making amendments and adjustments in the event of changes in or affecting shares) (i) without the consent of the person affected, impair the rights of the holder of any award other than as provided for or contemplated in the award agreement or (ii) without the approval of stockholders, increase the number of shares available for awards under the 2006 Plan, change the class of eligible participants to other than key associates and Directors, reduce the basis upon which the minimum stock option exercise price is determined, extend the period within which options may be granted under the 2006 Plan beyond April 3, 2011 or provide for a stock option or SAR exercisable more than seven years from the date of grant, except in the event of death or permanent disability.

In no event may the Board or the Committee reprice stock options or SARs by reducing the option or SAR exercise price, canceling the options or SARs and granting replacement awards or otherwise.

Recommendation

Approval of the adoption of the 2006 Plan requires the affirmative vote of a majority of the votes cast at the 2006 Annual Meeting of Stockholders. FOR votes will be counted in favor of approval of adoption of the 2006 Plan. AGAINST votes will be counted as opposing approval of adoption of the 2006 Plan. ABSTAIN votes and broker non-votes will not be counted for or against approval, but will be counted for quorum purposes. (Broker non-votes occur when a broker is not permitted to vote absent instructions from beneficial owners of shares.)

It is the intention of the persons named in the accompanying form of proxy to vote FOR the proposal unless a contrary choice is indicated by the person executing the proxy.

The Board recommends a vote FOR approval of adoption of the 2006 Plan as in the best interests of the Company and the stockholders.

EXPENSES OF SOLICITATION

The expenses of preparing, assembling, printing and mailing the proxy and the materials used in solicitation of proxies will be paid by the Company. In addition to the use of the mails, solicitation may be made by associates of the Company by telephone, e-mail, facsimile and personal interview. The Company has a proxy solicitation firm, Georgeson Shareholder Communications, Inc., on retainer at a cost of $8,000 in connection with the 2006 Annual Meeting of Stockholders.

By Order of the Board of Directors, /s/ RAPHAEL BENAROYA Raphael Benaroya Chairman of the Board

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Appendix

UNITED RETAIL GROUP, INC.

2006 EQUITY-BASED COMPENSATION AND

PERFORMANCE INCENTIVE PLAN

(adopted by the Board of Directors on April 3, 2006 subject to stockholder approval)

Section 1.	Purpose.

The purposes of this 2006 Equity-Based Compensation and Performance Incentive Plan are to (i) provide incentives to Key Associates and directors of the Company to stimulate their efforts toward the continued success of the Company and its Subsidiaries and to manage the business in a manner that will provide for the long-term growth and profitability of the Company and its Subsidiaries; (ii) encourage Key Associates and directors of the Company to be mindful of the market price of shares of Stock by providing them with a means to obtain shares of Stock or to receive cash compensation which is based upon appreciation in the market price of Stock; and (iii) provide a means of obtaining and retaining Key Associates and directors of the Company.

Section 2.	Definitions.

As used in this Plan, the following terms shall have the respective meanings specified below.

(a)	“Award” means an award granted pursuant to Section 4.

(b)    “Award Agreement” means a document described in Section 6 setting forth the terms and conditions applicable to the Award granted to the Participant.

(c)     “Board of Directors” means the Board of Directors of the Company, as it may be comprised from time to time.

(d)	“Cause” means the occurrence of one or more of the following events:

(i)    a judgment of conviction against the Participant or a plea of guilty is entered for any felony committed by a Participant in connection with his employment or service with the Company or a Subsidiary that is both based on his personal actions (excluding liability imputed to him by reason of his position as an executive of the Company or a Subsidiary, as the case may be) and involves common law fraud, embezzlement, breach of duty as a fiduciary or willful dishonesty;

(ii)    at a time when the Participant is in the employ or service of the Company or a Subsidiary, a final order is entered by the Commission permanently barring the Participant from (x) serving as a director or officer of a public company, (y) practicing law before the Commission or (z) appearing before the Commission as an accountant; or

(iii)   the Participant willfully misappropriates for his own use or benefit assets of the Company or a Subsidiary, including without limitation trade secrets, of more than nominal value.

(e)     “Change in Control” means the first to occur of any of the following events, but only to the extent such event is a change in control for purposes of Section 409A of the Code:

(i)    Change in ownership of the Company. A change in the ownership of the Company is deemed to occur on the date that any one person, or more than one person acting as a group (as described below), acquires ownership of Stock of the Company that, together with Stock already held by such person or group, constitutes more than 50 percent of the total Fair Market Value or total voting power of the Stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total Fair Market Value or total voting power of the Stock of the Company, the acquisition of additional Stock by the same person or persons is not considered to cause a change in the ownership of the Company. An increase in the percentage of Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its Stock in exchange for property will be treated as an acquisition of Stock for purposes hereof. This paragraph applies only when there is a transfer or issuance of Stock of the Company and the Stock of the Company remains outstanding after the transaction.

(ii)   Change in effective control of the Company. Change in the effective control of he Company occurs on the date that either (A) any one person, or more than one person acting as a group (as described below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Stock of the Company possessing 35 percent or more of the total voting power of the Stock of the Company; or (B) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. If any one person, or more than one person acting as a group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the effective control of the Company.

(iii) Sale of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s consolidated assets occurs on the date that any one person or persons acting as a group acquire (or have acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company or the Subsidiaries that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the consolidated assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets to an entity that is controlled by the stockholders of the Company immediately after the transfer, or a transfer of assets by the Company to any of the following, is not considered to be a change in the ownership of a substantial portion of the Company’s assets for purposes of this paragraph: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to Stock; (B) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding Stock; or (D) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (C). For purposes of this paragraph (iii) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets. For example, a transfer to an entity in which the Company has no ownership interest before the transaction but which is a majority-owned subsidiary of the Company after the transaction is not treated as a change in the ownership of the assets of the Company.

A group means any person within the meaning of Section 13(d) of the Exchange Act. However, persons will not be considered to be acting as a group solely because they purchase or own Stock at the same time, or as a result of the same public offering.

Persons will be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of Stock, or similar business transaction with the Company. If a person, including an entity, owns Stock and stock of another entity that enters into a merger, consolidation, purchase or acquisition of Stock, or similar transaction with the Company, such stockholder is considered to be acting as a group with other stockholders of the other entity only with respect to their ownership in that entity prior to the transaction.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)	“Commission” means the Securities and Exchange Commission.

(h)    “Committee” means the Compensation Committee of the Board of Directors, each member of which must be an “outside director” for purposes of Code Section 162(m) and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

(i)     “Company” means United Retail Group, Inc., a Delaware corporation, and any successor thereto.

(j)     “Disability” has the same meaning as provided in the group long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company for the Participant, provided, however, that , if the determination of Disability relates to an Incentive Stock Option, Disability shall mean instead that condition described in Code Section 22(e)(3), as amended from time to time.

(k)    “Eligible Person” means any Key Associate and any member of the Board of the Company.

(l)     “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

(m)	“Fair Market Value” means:

(i)     if the Stock is listed or admitted to trading on a national securities exchange (including The NASDAQ National Market), the closing price of a share of Stock on the principal securities exchange on which the shares are listed or admitted to trading on the day prior to the date of determination, or if no closing price can be determined for the day prior to the date of determination, the most recent date for which such price can reasonably be ascertained,

(ii)    if the Stock is not listed or admitted to trading on a national securities exchange but is publicly traded, the mean between the representative bid and asked prices of a share of Stock in the over-the-counter market at the closing of the day prior to the date of determination or the most recent such bid and asked prices then available, as reported by NASDAQ or, if not then quoted by NASDAQ, as furnished by any market maker selected from time to time by the Company for that purpose, or

(iii)   if neither clause (i) nor (ii) is applicable, the fair market value on the applicable date as determined by the Committee in good faith using factors the Committee deems to be relevant, including but not limited to any sale of shares of Stock to an independent third party.

(n)	“Incentive Compensation Award” means an Award granted pursuant to Section 4(e).

(o)    “Incentive Stock Option” means an Option which meets the requirements of Code Section 422.

(p)    “Key Associate” means any person, including an officer, in the employment of the Company or a Subsidiary who, in the opinion of the Committee, is or is expected to be responsible for the management, growth or protection of some part or aspect of the business of the Company and its Subsidiaries or who makes, or is expected to make, a significant contribution to the Company and its Subsidiaries.

(q)   “Limited Right” means a right to receive cash in lieu of the exercise of an Option or SAR under the circumstances set forth in Section 9(c).

(r)	“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(s)     “Option” means an option to purchase Stock granted pursuant to Section 3(b) or Section 4(a).

(t)	“Other Stock-Based Award” means an Award granted pursuant to Section 4(f).

(u)    “Over 10% Owner” means a person who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(v)	“Participant” means any person who has been granted an Award.

(w)   “Performance Period” means the period specified with respect to a Incentive Compensation Award during which specified criteria are measured.

(x)    “Plan” means this 2006 Equity-Based Compensation and Incentive Performance Plan as adopted by the Company and in effect from time to time.

(y)	“Restricted Stock” means an Award granted pursuant to Section 4(c).

(z)	“SAR” means a stock appreciation right granted pursuant to Section 3(b) or Section 4(b).

(aa)   “Stock” means units consisting of one share of common stock, par value $.001 per share, of the Company with a stock purchase warrant attached or any security of the Company issued in substitution, exchange or in lieu thereof.

(bb)	“Stock Units” means an Award granted pursuant to Section 4(d).

(cc)   “Subsidiary” means (i) any company or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such company or other entity and (ii) any company or other entity in which the Company has a significant equity interest and which the Committee has determined to be a Subsidiary for purposes of the Plan.

(dd)  “Termination” means termination of a Participant’s employment or service with the Company or a Subsidiary other than absence during an authorized leave or a vacation that complies with applicable policies. A transfer of an Eligible Person from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, duly authorized by the Company, shall not be deemed a termination of employment or other service.

Section 3.	Eligibility.

(a)     The Committee may grant one or more Awards to any Eligible Person from time to time designated by it to receive an Award.

(b)    Any other provisions of this Plan to the contrary notwithstanding, each non-management director elected at each year’s annual meeting of the stockholders of the Company will automatically be granted both:

(i)    a Non-Qualified Stock Option to purchase 5,000 shares of Stock (or such higher number of shares as the Chairman of the Board may propose in advance from time to time subject to approval by the Board), and

(ii) a free standing SAR to be settled in cash measured by the increase in the Fair Market Value of 10,000 shares of Stock (or such higher number of shares as the Chairman of the Board may propose in advance from time to time subject to approval by the Board), subject to terms and conditions set forth in a separate Award Agreement in a form approved by the Committee.

Section 4.	Awards.

Commencing upon the effectiveness of this Plan, the Committee may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

(a)     Options. An Option is a right to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of this Plan, including the following:

(i)     The exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, whether or not the Option is subject to a condition subsequent, such as stockholder approval of this Plan.

(ii)	The term of an Option shall not be more than seven years from the date of grant.

(iii)   The exercise price of an Option shall be paid in full upon exercise in any form or manner authorized by the Committee in an Award Agreement, including, but not limited to, cash or, if the Award Agreement provides, (A) by delivery to the Company of shares of Stock which have been owned by the holder for at least six months prior to the date of exercise; or (B) in a cashless exercise through a broker or similar arrangement. In lieu of delivery of such previously owned Shares, the Participant may direct the Company to satisfy the exercise price payable by withholding shares of Stock that otherwise would be issued to the Participant upon exercise of the Option having a Fair Market Value equivalent to the exercise price, in which case the Company shall issue only the net number of shares of Stock. (However, in the case of an issuance of the net number of shares of Stock, the total numbers of shares of Stock referred to in Section 5(a) shall nevertheless be reduced by the full number of shares subject to the Option.) Any Stock accepted or withheld in payment of the exercise price of an Option shall be valued at its Fair Market Value on the date of exercise.

(iv)   No fractional shares of Stock will be issued or accepted. The Committee may impose in an Award Agreement such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

(v)	Incentive Stock Options shall be subject to the following additional provisions:

(A)   No grant of an Incentive Stock Option to any one Key Associate shall [c]over a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective dates of grant) of the shares of Stock covered by any Incentive Stock Options which have been previously granted under this Plan or any other plan of the Company or any Subsidiary and which are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)); provided, however, that if the limitation is exceeded, the Incentive Stock Options in excess of such limitation shall be treated as Non-Qualified Stock Options.

(B)    No Incentive Stock Option may be granted to an Eligible Person who on [t]he date of grant is not an employee of the Company or an entity that is a subsidiary of the Company within the meaning of Code Section 424(f).

(C)    Incentive Stock Options granted to an Eligible Person who is an Over 10% Owner shall have an exercise price that is at least 110% of the Fair Market Value on the date the Option is granted and shall not be exercisable more than five years after the date the Incentive Stock Options are granted.

(vi)   Notwithstanding anything to the contrary in this Section 4(a), any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(vii)  Unless otherwise determined by the Committee or provided in an Award Agreement, in the event of Termination:

(A)       by reason of a Participant’s death or Disability, any Option granted to such Participant shall become immediately exercisable in full and non-forfeitable (whether or not the Option was exercisable in accordance with its terms) and shall continue to be exercisable for a period of one year from the date of Termination, or

(B)          other than by reason of death or Disability, the Participant’s Option shall terminate and cease to be exercisable at the earlier of the expiration date or three months from the date of Termination except in the case of Termination by the Company for Cause, in which case the Option shall be forfeited and no longer exercisable. In the case of a Participant whose principal employer is a Subsidiary, Termination shall be deemed to be as of the date on which the principal employer is no longer a Subsidiary.

(b)    Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the increase in the Fair Market Value of a specified number of shares of Stock from the date of grant of the SAR to the date on which the Participant exercises the SAR. SARs may be (i) freestanding SARs or

(ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option. A tandem SAR shall be exercisable only during the period in which the Option (or part thereof) in respect of which such SAR was granted is exercisable. To the extent an Option is exercised in whole or in part, any tandem SAR granted in conjunction with such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a tandem SAR is exercised in whole or in part, the Option (or part thereof) in conjunction with which such tandem SAR was granted shall terminate and cease to be exercisable. The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as provided in the Award Agreement, or in the absence of such provision, as the Committee may determine. No SAR payable in Stock or partly in cash and partly in Stock shall have a term of more than seven years from the date of grant except in the case of Termination by reason of death or Disability, when it shall continue to be exercisable for a period of one year from the date of Termination.

(c)	Restricted Stock.

(i)     Restricted Stock is an Award of Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, including but not limited to the continued employment or service of the Participant with the Company or a Subsidiary during a period set forth in the Award Agreement, or the achievement of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or that Participant over a specified period of time. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, including the right to vote, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company’s sole discretion, shall be held in book entry form subject to the Company’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company (together with a stock power to be delivered by the Participant) until the restrictions on those shares of Restricted Stock lapse, at which time the stock certificates shall be delivered to the Participant.

(ii)    Unless otherwise provided in an Award Agreement, upon Termination for any reason during the applicable restriction period, all shares of Restricted Stock shall be forfeited by the Participant, provided, however, that the Committee may provide for the lapse of these restrictions in installments and may accelerate or waive any or all of such restrictions, in whole or in part, based on the Participant’s death, Disability, service or performance and such other factors or criteria as the Committee may determine.

(d)	Stock Units.

(i)     A Stock Unit is an Award that entitles the Participant to receive payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee shall determine the factors which will govern the amounts so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Stock Units containing performance criteria, or other restrictions, including but not limited to the continued employment or service of the Participant with the Company or a Subsidiary during a period set forth in the Award Agreement, may be designated as “Restricted Stock Units”.

(ii)    Payment in respect of Stock Units may be made by the Company in cash, in Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as provided in an Award Agreement or, in the absence of such provision, as the Committee may determine.

(iii)   Unless otherwise provided in an Award Agreement, upon Termination for any reason during the applicable restriction period, all Stock Units shall be forfeited by the Participant. The Committee may provide for the lapse of these restrictions in installments and may accelerate or waive any or all of such restrictions, in whole or in part, based on the Participant’s death or Disability, service or performance and such other factors or criteria as the Committee may determine.

(e)	Incentive Compensation Awards.

(i)     Incentive Compensation Awards may be paid in cash, shares of Stock, or any combination thereof. The Committee shall determine the nature, length and starting date of the Performance Period for Incentive Compensation Awards, which may be a six-month merchandising season or any longer period, and shall determine the range of performance objectives to be used. Incentive Compensation Awards may vary from Participant to Participant and between groups of Participants and shall be based upon revenues; revenue growth; earnings per share; operating income; operating income before extraordinary items and accruals for expenses arising from equity-based compensation awards or otherwise measured by the price of a share of Stock; net income; cash flow; gross profit return on investment; gross margin return on investment; gross margin; working capital; earnings before interest and tax; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; total shareholder return; or economic value added; or any combination thereof; whether applicable to the Company or any Subsidiary or business unit, or any combination thereof, as the Committee may deem appropriate. The Committee shall determine for each Incentive Compensation Award subject to such Performance Period the range of dollar values or number of shares of Stock, or combination thereof, to be received by the Participant at the end of the Performance Period if and to the extent that one of the relevant measures of performance for such Incentive Compensation Awards is met. The measures must include a minimum performance standard below which no payment will be made and a maximum performance level above which no increased payment will be made. No Incentive Compensation Awards having an aggregate potential payment in excess of $1,000,000 may be granted to any individual Participant in any fiscal year.

(ii)    The Committee may reduce the performance measures applicable to Incentive Compensation Awards to take into account changes in law and accounting and tax rules and the inclusion or exclusion of the impact of unusual items, events or circumstances, provided that no such reduction shall be made which would result in (x) an increase in the compensation that would otherwise be payable pursuant to such Awards to any Participant whose compensation is subject to the limitation on deductibility under Code Section 162(m), or any successor provision, for the applicable year or (y) a decrease in the compensation that would otherwise be payable to any Participant pursuant to such Awards.

(iii)   Unless otherwise provided in an Award Agreement, if hiring or Termination by reason of the Participant’s death or Disability occurs during a Performance Period, such Participant shall be entitled to a prorated payment with respect to an outstanding Incentive Compensation Award at the end of the applicable Performance Period based on the portion of the Performance Period that followed hiring or preceded Termination, as the case may be. Unless otherwise provided in an Award Agreement, if Termination occurs during a Performance Period other than by reason of the Participant’s death or Disability, then such Participant shall not be entitled to any payment with respect to the Incentive Compensation Awards relating to such Performance Period, provided, however, that in the event of such Termination, the Committee may provide for partial payment based on such factors or criteria as the Committee may determine.

(iv)   The earned portion of a Incentive Compensation Award shall be paid promptly after the Performance Period in the form of a lump sum of cash or whole shares of Stock as the Committee shall determine in the Award Agreement.

(f)     Other Stock-Based Awards. The Committee may grant other Awards under the Plan pursuant to which shares of Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 4(c)) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such other Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purpose of the Plan.

(g)    Dividend Equivalents. Any Awards (other than Awards of Options, SARs or Restricted Stock) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

(h)    Treatment of Awards upon Termination. Except as otherwise provided by Sections 4(a)(vii), 4(c)(ii), 4(d)(iii), 4(e)(iii) and 9, any Award held by a Participant upon Termination may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement, or, in the absence of such provision, as the Committee may determine. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of Termination or such other factors as the Committee determines are relevant to its decision to continue the Award.

(i)     Forfeiture of Awards. Anything in this Plan or in any Award Agreement to the contrary notwithstanding, in the event that the Committee determines that a Participant willfully violated any noncompetition agreement with the Company in any material respect, all Awards issued to the Participant pursuant to this Plan that are outstanding at the time the Committee’s determination is made shall be forfeited and nothing shall be paid thereafter in respect of the forfeited awards.

(j)     Repricings. Repricing of Options and SARs shall not be permitted. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) canceling an Option or SAR at a time when its exercise price is equal to or more than the Fair Market Value of the underlying Stock in exchange for another Option, SAR, Restricted Stock or other equity award regardless of whether it is voluntary on the part of the Participant, unless the cancellation and exchange occurs in connection with an event set forth in Section 9.

(k)    Limited Rights. Each Option and SAR shall contain a Limited Right to receive cash in lieu of Stock under the circumstances set forth in Section 9(c).

Section 5.	Stock Available under Plans.

(a)     Subject to Section 9, the total number of shares of Stock that may be made subject to Awards under the Plan is 685,000 shares and no more than 200,000 shares may be made subject to Awards to any one Eligible Person in any calendar year. However, the maximum numbers of shares, both in total and in respect of any one Eligible Person, shall be reduced for the grant of any (i) SAR payable in Stock by the number of shares of Stock used to measure the payment due on exercise and (ii) Award payable in Stock other than an Option or SAR payable in Stock by 1.9 multiplied by each share of Stock subject to such an Award.

(b)    Any shares of Stock delivered to, or withheld by, the Company in payment of the exercise price of an Option or in respect of taxes required to be withheld by the Company upon exercise or settlement of an Option or other Award, shall not become available again for purposes of this Plan, provided, however, that any unissued shares of Stock attributable to nonvested, unpaid, unexercised or an otherwise unsettled portion of any Award granted under this Plan that is forfeited or cancelled or expires or terminates without becoming vested, paid, exercised or otherwise settled in full shall become available again for purposes of this Plan.

(c)     In the event that (i) the Company or one of its Subsidiaries makes an acquisition or is a party to a merger or consolidation and the Company assumes the options or other awards consistent with the purpose of this Plan of the company acquired, merged or consolidated and (ii) the assumed options or other awards are administered pursuant to this Plan, shares of Stock subject to the assumed options or other awards shall not count as part of the total number of shares of Stock that may be made subject to Awards under this Plan.

Section 6.	Award Agreements.

Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to provisions for (i) the time at which the Award becomes exercisable or otherwise becomes non-forfeitable; (ii) the treatment of the Award in the event of Termination; and (iii) any special provisions applicable in the event of an occurrence of a Change in Control, as determined by the Committee consistent with the provisions of the Plan.

Section 7.	Amendment and Termination.

(a)     The Board of Directors shall have the power to amend this Plan, including the power to change the amount of the aggregate Fair Market Value of the shares of Stock subject to Incentive Stock Options first exercisable in any calendar year under Section 4(a)(iv)(A) to the extent provided in Code Section 422, or any successor provision. It shall not, however, except as otherwise provided in this Plan, without approval of the stockholders of the Company, increase the maximum number of shares of Stock available for Awards under this Plan, nor change the class of Eligible Persons, nor reduce the basis upon which the minimum Option exercise price is determined, nor amend Section 4(j), nor extend the period within which Awards under this Plan may be granted, nor provide for an Option that is exercisable more than seven years from the date it is granted except in the case of Termination by reason of death or Disability. Subject to Section 9(a), the Board of Directors shall have no power to change the terms of any Award theretofore granted under this Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Award Agreement.

(b)    The Board of Directors may suspend or terminate this Plan at any time. No such suspension or termination shall affect Awards then in effect.

Section 8.	Administration.

(a)     This Plan and all Awards shall be administered by the Committee. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under this Plan, (ii) to construe, interpret and implement this Plan and any related document, (iii) to prescribe, amend and rescind rules relating to this Plan, (iv) to make all determinations necessary or advisable in administering this Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in this Plan. The actions and determinations of the Committee on all matters relating to this Plan and any Awards will be final and conclusive. The Committee’s determinations under this Plan need not be uniform and may be made by it selectively among Eligible Persons who receive, or who are eligible to receive, Awards under this Plan, whether or not such persons are similarly situated.

(b)    The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of this Plan.

(c)     The Company shall pay all reasonable expenses of administering this Plan, including but not limited to the payment of professional fees.

(d)    It is the intent of the Company that this Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be officers or directors of the Company subject to Section 16 of the Exchange Act, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to liability under Section 16(b) of the Exchange Act. If any provision of this Plan or any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 8(d), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as to such officers or directors.

(e)     The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of this Plan.

(f)     The Committee may delegate to an officer the right to designate Key Associates (other than the delegate and Participants subject to Section 16 of the Exchange Act) to be granted Awards and the number of shares of Stock or other amount subject to Awards granted to each such Key Associate, subject to the terms and conditions of this Plan and such other terms and conditions that may be determined by the Committee.

Section 9.	Adjustment Provisions.

(a)     In the event of any change in or affecting the outstanding shares of Stock by reason of a [s]tock dividend or split, merger or consolidation (whether or not the Company is the surviving corporation), recapitalization, spin-off, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan, outstanding Awards and Award Agreements and make such adjustments and take actions thereunder as it deems appropriate, in its sole discretion, under the circumstances. Such amendments, adjustments and actions may include, but are not limited to, (i) changes in the number and kind of shares of Stock then remaining subject to this Plan, to Awards of Stock and Stock Units (including Restricted Stock and Restricted Stock Units), Incentive Compensation Awards or Other Stock-Based Awards or to Awards of Options or SARs, (ii) the maximum number of Shares that may be granted or delivered to any single Participant pursuant to this Plan, including those that are then covered by outstanding Awards, (iii) the Option price per Share without any change in the aggregate Option price to be paid therefor upon exercise of the Option, (iv) accelerating the vesting of outstanding Awards, and (v) the number of outstanding dividend equivalents. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(b)    The existence of this Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business.

(c)	In the event of a Change in Control:

(i)     each outstanding Option and SAR shall automatically become fully exercisable and non-forfeitable and

(ii)	except as otherwise provided in an Award Agreement:

(A)   any restriction period and performance criteria applicable to Awards of Restricted Stock and Stock Units shall be deemed completed and satisfied, and

(B)    all Incentive Compensation Awards and Other Stock-Based Awards shall become non-forfeitable and shall be paid out as if all Performance Periods or other conditions or restrictions applicable thereto had been completed and satisfied, the maximum performance measures or other objectives with respect thereto had been attained and all Awards granted with respect thereto had been fully earned.

The Committee may provide in an Award Agreement, or at any time prior to the occurrence of a Change in Control, that in the event of a Change in Control any Stock that may be issued pursuant to the Award shall be cashed out on the basis of the Fair Market Value on the date of the Change in Control. If an adjustment pursuant to Section 9(a) upon a Change in Control would affect the Stock underlying a Participant’s Options or SARs, unless the Committee has provided for a cash-out of the Options or SARs, the Participant may exercise the Limited Right in lieu of exercising the Option or SAR and receive cash in lieu of Stock equal to the difference between the exercise price of the Option or SAR and the Fair Market Value of the Stock on the Change in Control.

Section 10.	Miscellaneous.

(a)     Transferability. Except as otherwise provided by the Committee, no Award shall be transferable or assignable except (i) by will or by the laws of descent and distribution or (ii) with respect to Non-Qualified Stock Options, pursuant to a domestic relations order or by gift to a family member of the Participant to the extent permitted in the applicable Award Agreement, or as approved by the Committee. During the lifetime of the Participant, an Option shall be exercisable only by the Participant unless it has been transferred pursuant to a qualified domestic relations order or by gift to a family member of the Participant, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended.

(b)    Other Payments or Awards. Nothing contained in this Plan shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding.

(c)     Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability of the Company and its Subsidiaries hereunder.

(d)    Unfunded Plan. The Plan shall be unfunded. No provision of this Plan or any Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as unsecured general creditors of the Company.

(e)     Limits of Liability. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreement applicable to such Award. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

(f)     Rights of Eligible Persons. Status as an Eligible Person shall not be construed as a commitment that any Award shall be made under this Plan to such Eligible Person or to Eligible Persons generally. Nothing contained in this Plan or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Company or a Subsidiary or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without Cause.

(g)    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 4(g) or Section 9, no adjustment to an Award shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

(h)    Withholding. The Company shall deduct from all cash distributions under this Plan any taxes required to be withheld by federal, state or local governments. Whenever the Company proposes or is required to issue or transfer shares of Stock under this Plan or upon the vesting or payment of any Award of Stock, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting or payment of such Award of Stock. To the extent permitted by the Committee, a Participant may pay the withholding tax in cash, or may elect to have the number of shares of Stock such Participant is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the exercise or delivery date, is sufficient to satisfy required federal, state or local withholding taxes arising from the exercise or payment of an Award.

(i)     Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid or shall be considered void ab initio, and such invalidity or unenforceability shall not affect any other provision or part thereof.

(j)     Applicable Law. This Plan and the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to the conflict of law principles thereof.

(k)    Compliance with Laws. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

(l)	Effective Date and Term.

(i)     This Plan shall become effective upon the date it is adopted by the Board of Directors subject to stockholder approval. No Award may be awarded under this Plan after the fifth anniversary of such effective date, although the terms of Awards granted prior thereto may extend beyond such expiration. Upon the effectiveness of this Plan, no additional options shall be granted under the Company’s 2003 Stock Option Plan, 2001 Stock Option Plan, 1999 Stock Option Plan or 1996 Stock Option Plan.

(ii)    Anything in this Plan to the contrary notwithstanding, this Plan shall be void ab initio and no Award hereunder shall be valid unless this Plan is approved by the stockholders at the annual meeting of the stockholders of the Company next following the adoption of this Plan by the Board of Directors.

PROXY STATEMENT

TABLE OF CONTENTS

Page No.
Election of Directors	2

Security Ownership of Management	6

Executive Compensation	7

Employment Agreements	9

Retirement Savings Plans	10

Compensation Committee Report	11

Stockholder Return Graph	15

Security Ownership of Principal Stockholders	16

Audit Committee Report	17

Certain Transactions	18

Independent Registered Public Accounting Firm	19

Other Matters	21

Section 16(A) Beneficial Ownership Reporting Compliance	21

Stockholder Proposals, Nominations and Other Communications	22

Option Grants in Last Fiscal Year	25

Aggregated Option Exercises in Fiscal 2004 and Fiscal 2004 Year End Option Values	25

Adoption of the 2006 Equity-Based Compensation and Performance Incentive Plan	26

Expenses of Solicitation	33

UNITED RETAIL GROUP, INC.

365 West Passaic Street

Rochelle Park, NJ 07662

ANNUAL MEETING OF STOCKHOLDERS - May 26, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) RAPHAEL BENAROYA and GEORGE R. REMETA and each of them, with power of substitution in each, proxies to represent the undersigned and to vote, as noted below, all the common stock of UNITED RETAIL GROUP, INC. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 26, 2006 at 11:00 A.M., or any adjournments thereof.

1.	ELECTION OF DIRECTORS

[ ]	FOR ALL	[ ]	WITHHOLD ALL

Nominees:	01. Joseph A. Alutto, 02. Raphael Benaroya, 03. Joseph Ciechanover,
04. Ross B. Glickman, 05. Michael Goldstein, 06. Ilan Kaufthal, 07. Vincent P. Langone,
08. George R. Remeta, 09. Richard W. Rubenstein

Instruction: To withhold authority to vote for one or some nominees, write the surname(s) in the space provided below.

Messrs. ______________________________________________________________________

2.	APPROVAL OF ADOPTION OF 2006 EQUITY-BASED COMPENSATION AND PERFORMANCE
INCENTIVE PLAN

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.                                                                                          In their discretion: (i) upon other matters as may properly come before the meeting without proper and timely notice to the Company, (ii) as to the election of directors and/or the approval of adoption of the 2006 Equity-Based Compensation and Performance Incentive Plan, if the appropriate boxes are not marked, (iii) for the election of a substitute for any of the nominees listed who become(s) unable to serve, and (iv) on matters incidental to the conduct of the meeting.

The shares represented hereby will be voted as instructed by the undersigned. If the appropriate boxes are not marked, the proxies appointed hereby intend to vote FOR all the nominees listed and FOR approval of adoption of the 2006 Equity-Based Compensation and Performance Incentive Plan.

Sign Here: ______________	Dated: May ___, 2006

Please sign exactly as name appears above. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.